UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.   )
_____________________________________________

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Kadant Inc.
(Name of the Registrant as Specified In Its Charter)
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KADANT INC. One Technology Park Drive Westford, MA 01886 USA Tel: +1 978-776-2000 www.kadant.com
____ __, 2024
Dear Stockholder:
I am pleased to invite you to attend the 2024 annual meeting of stockholders of Kadant Inc. The meeting will be held on Wednesday, May 15, 2024 at 2:30 p.m. at our corporate office located at One Technology Park Drive, Westford, Massachusetts 01886. In addition to the physical portion of the meeting at the corporate office of Kadant Inc., the 2024 annual meeting will also be held over the Internet in a virtual meeting format, via live webcast. You will be able to attend the annual meeting in person or via the webcast. Stockholders who attend via the webcast will be able to vote and submit questions by visiting https://agm.issuerdirect.com/kai and entering a control number. Further information about how to attend the annual meeting via the webcast, vote your shares online during the meeting and submit questions during the meeting is included in the attached notice of meeting and proxy statement. Details regarding the business to be conducted at the meeting are described in the enclosed notice of the meeting and proxy statement.
We make our proxy materials available over the Internet and stockholders will receive a notice describing the Internet availability of our proxy materials. The notice contains instructions for accessing our proxy materials over the Internet or requesting a paper copy of the proxy materials by mail. Our proxy materials include this proxy statement and our 2023 annual report to stockholders, containing our audited financial statements and information about our business.
Your vote is very important. Whether or not you plan to attend the meeting in person, you can ensure your shares of our common stock are voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by returning your proxy card or voting form.
Thank you for your support and continued interest in Kadant.
Sincerely,

JONATHAN W. PAINTER
Chairman of the Board of Directors

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KADANT INC. One Technology Park Drive Westford, MA 01886 USA Tel: +1 978-776-2000 www.kadant.com
____ __, 2024
To Stockholders of
KADANT INC.
NOTICE OF ANNUAL MEETING
The 2024 annual meeting of stockholders of Kadant Inc. will be held on Wednesday, May 15, 2024, at 2:30 p.m. at our corporate office located at One Technology Park Drive, Westford, Massachusetts 01886 and online via the Internet at https://agm.issuerdirect.com/kai. The purpose of the meeting is to consider and take action upon the following matters:
1.to elect two directors for a three-year term expiring in 2027;
2.to approve, by non-binding advisory vote, our executive compensation;
3.to approve an amendment to our amended and restated 2006 equity incentive plan to extend the plan's term by 10 years from the date of the meeting;
4.to approve restricted stock unit grants to our non-employee directors;
5.to ratify the selection of KPMG LLP by the audit committee of our board of directors as our company’s independent registered public accounting firm for the 2024 fiscal year; and
6.to vote on such other business as may properly be brought before the meeting and any adjournment of the meeting.
The record date for the determination of the stockholders entitled to receive notice of and to vote at the meeting is March 18, 2024. Our stock transfer books will remain open.
Our bylaws require that the holders of a majority of the shares of our common stock, issued and outstanding and entitled to vote at the meeting, be present in person or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Accordingly, it is important that your shares be represented at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person or online, please ensure that your shares of our common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning your proxy card or voting form. You may obtain directions to the location of the annual meeting of stockholders by contacting the company at (978) 776-2000.
You are entitled to participate in the 2024 annual meeting if you were a stockholder of record at the close of business on March 18, 2024, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee as of such record date. To access, participate in, and vote your shares virtually at the 2024 annual meeting, visit https://agm.issuerdirect.com/kai and enter a control number. Stockholders of record must enter the control number found on your proxy card or the Notice of Internet Availability.
If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the annual meeting virtually, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Kadant Inc. common stock you held as of the record date, your name and email address. You must then obtain a new control number from Equiniti Trust Company (EQ) (formerly American Stock Transfer & Trust Company), the company’s transfer agent, by presenting the legal proxy to EQ. You should submit a request for a new control number to EQ as follows: (1) by email to proxy@equiniti.com; (2) by facsimile to 718-765-8730 or (3) by mail to Equiniti Trust Company, Attn: Proxy

PRELIMINARY COPY - Subject to Completion
Tabulation Department, 55 Challenger Road, Suite 200B 2nd Floor, Ridgefield Park, NJ 07660. Requests for registration must be labeled as “Legal Proxy” and be received by EQ no later than 5:00 p.m. Eastern time on May 8, 2024.
If you plan to join the meeting virtually, we encourage you to test your computer and internet browser prior to the meeting. If you experience technical difficulties, please visit the help pages found at https://www.webcaster4.com/support. You may also call 1-844-399-3386 or 919-744-2718 for assistance accessing the meeting.
If you join the meeting virtually, you can submit questions in writing during the meeting through the Q&A tab on the virtual platform. We intend to answer as many questions that pertain to company matters as time allows during the meeting. Questions that are substantially similar may be grouped or not answered to ensure we are able to answer as many questions as possible.
A complete list of registered stockholders will be made available to stockholders of record at the meeting. In addition, a complete list of registered stockholders will be available to stockholders of record at least ten days prior to the annual meeting for examination by sending an email to annualmeeting@kadant.com with a request to virtually access such list.

This notice, the proxy and proxy statement are sent to you by order of our board of directors on behalf of the company.

STACY D. KRAUSE
Senior Vice President,
General Counsel and Secretary

PRELIMINARY COPY - Subject to Completion
PROXY STATEMENT
We are furnishing this proxy statement in connection with the solicitation of proxies by the board of directors of Kadant Inc. (we, us, the company) for use at our 2024 annual meeting of stockholders to be held on Wednesday, May 15, 2024, at 2:30 p.m. at our corporate office located at One Technology Park Drive, Westford, Massachusetts 01886, and at any adjournment of that meeting. The mailing address of our executive office is One Technology Park Drive, Westford, Massachusetts 01886. The notice of annual meeting, this proxy statement and the enclosed proxy are being first furnished to our stockholders on or about _____ __, 2024.
In addition to the physical portion of the meeting at the corporate office of Kadant Inc., the 2024 annual meeting will also be held over the Internet in a virtual meeting format, via live webcast. You will be able to attend the annual meeting in person or via the webcast. Stockholders who attend via the webcast will be able to vote and submit questions by visiting https://agm.issuerdirect.com/kai and entering a control number. Stockholders of record must enter the control number found on your proxy card or the Notice of Internet Availability.
If you plan to join the meeting virtually, we encourage you to test your computer and internet browser prior to the meeting. If you experience technical difficulties, please visit the help pages found at https://www.webcaster4.com/support. You may also call 1-844-399-3386 or 919-744-2718 for assistance accessing the meeting.
If you join the meeting virtually, you can submit questions in writing during the meeting through the Q&A tab on the virtual platform. We intend to answer as many questions that pertain to company matters as time allows during the meeting. Questions that are substantially similar may be grouped or not answered to ensure we are able to answer as many questions as possible.
INTERNET AVAILABILITY OF PROXY MATERIALS
Our proxy materials are available over the Internet. You will receive a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and 2023 annual report to stockholders, and submit your proxy. The Notice of Internet Availability also provides information on how to request paper copies of our proxy materials if you prefer. If you have previously requested a paper copy of the proxy materials, you will receive a paper copy of our proxy materials by mail. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise.

VOTING PROCEDURES
Purpose of Annual Meeting
Stockholders entitled to vote at the 2024 annual meeting will consider and act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of two individuals, each to be elected for a three-year term expiring in 2027 (Proposal 1); approval of, by non-binding advisory vote, our executive compensation (Proposal 2); approval of an amendment to our amended and restated 2006 equity incentive plan to extend the plan's term by 10 years (Proposal 3); approval of restricted stock unit grants to our non-employee directors (Proposal 4); and ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year (Proposal 5).
Voting Securities and Record Date
Only stockholders of record at the close of business on March 18, 2024, are entitled to vote at the meeting or any adjournment of the meeting. Each share is entitled to one vote. Our outstanding capital stock entitled to vote at the meeting (which excludes shares held in our treasury) as of March 18, 2024, consisted of _____ shares of our common stock, $.01 par value per share.
You are entitled to participate in the 2024 annual meeting if you were a stockholder of record at the close of business on March 18, 2024, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee as of such record date. To access, participate in, and vote your shares virtually at the 2024 annual meeting, visit https://agm.issuerdirect.com/kai and enter a control number. Stockholders of record must enter the control number found on your proxy card or the Notice of Internet Availability.
If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the annual meeting virtually, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Kadant Inc. common stock you held as of the record date, your name and email address. You must then obtain a new control number from Equiniti Trust Company (EQ) (formerly American Stock Transfer & Trust Company), the company’s transfer agent, by presenting the legal proxy to EQ. You should submit a request for a new control number to EQ as follows: (1) by email to proxy@equiniti.com; (2) by facsimile to 718-765-8730 or (3) by mail to Equiniti Trust Company, Attn: Proxy

Tabulation Department, 55 Challenger Road, Suite 200B 2nd Floor, Ridgefield Park, NJ 07660. Requests for registration must be labeled as “Legal Proxy” and be received by EQ no later than 5:00 p.m. Eastern time on May 8, 2024.
Quorum
The holders of a majority of the shares of our common stock that are issued and outstanding and entitled to vote at the meeting constitute a quorum for the transaction of business at the meeting. If a quorum is not present, the meeting will be adjourned until a quorum is obtained. For purposes of determining the presence or absence of a quorum, abstentions, withhold votes or do not vote instructions, and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be counted as present.
Manner of Voting
Each share of common stock you hold is entitled to one vote for or against a proposal. Shares entitled to be voted at the meeting can only be voted if the stockholder of record of such shares is present at the meeting, returns a signed proxy card, or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, you may do so until 11:59 p.m. Eastern time on Tuesday, May 14, 2024, by following the instructions on the proxy card or the Notice of Internet Availability.
You may revoke your proxy at any time before the shares are voted at the meeting by entering new voting instructions by telephone or over the Internet before 11:59 p.m. Eastern time on Tuesday, May 14, 2024, by written notice received by our corporate secretary before the meeting, by executing and returning a new proxy bearing a later date or by voting by ballot at the meeting. Attendance at the meeting without voting by ballot will not revoke a previously submitted proxy.
You may specify your choices by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted in accordance with the recommendations of our board of directors and as the individuals named as proxy holders on the proxy card deem advisable on all other matters that may properly come before the meeting. The board of directors recommends that you vote for the listed nominees for director; for approval of our executive compensation; for an amendment to our amended and restated 2006 equity incentive plan to extend the plan's term by 10 years; for approval of restricted stock unit grants to our non-employee directors; and for ratification of the selection of our independent registered public accounting firm.
If you hold your shares in “street name” through a broker, bank or other representative, generally the broker or other representative may only vote the shares that it holds for you in accordance with your instructions. However, if the broker or other representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. The vote on election of directors, the advisory vote on executive compensation, the vote on the amendment to our amended and restated 2006 equity incentive plan to extend the plan's term by 10 years and the vote on the restricted stock unit grants to our non-employee directors are non-discretionary voting matters and your broker will not be able to vote on these matters without receiving your instructions. The vote to ratify the selection of our independent registered public accounting firm is a discretionary matter and your broker has discretionary authority to vote on that proposal. Your broker or other representative will generally provide detailed voting instructions with your proxy materials. These instructions may include information on whether your shares can be voted by telephone or over the Internet and the manner in which you may revoke your votes.
Vote Required
Assuming a quorum is present at the meeting, the vote required to adopt each of the proposals is as follows:

•Election of Directors (Proposal 1). The election of directors is determined by a majority of the votes cast in person or by proxy by the stockholders entitled to vote on the election of directors in an uncontested election. Under our bylaws, a nominee will be elected to the board of directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes are not counted as votes “for” or “against” a nominee and will have no effect upon the outcome of the vote on the election of directors. If an uncontested incumbent nominee receives a majority of votes “against” his or her election, the director must tender his or her resignation to the board of directors. The board of directors will then decide whether to accept the resignation within 90 days following certification of the stockholder vote. We will publicly disclose the board of directors’ decision and its reasoning regarding the offered resignation.
•All Other Matters: Advisory Vote on Executive Compensation (Proposal 2), Approval of an Amendment to our Amended and Restated 2006 Equity Incentive Plan to Extend the Plan's Term by 10 Years (Proposal 3), Approval of Restricted Stock Unit Grants to our Non-employee Directors (Proposal 4) and Ratification of

Selection of Independent Registered Public Accounting Firm (Proposal 5). The advisory vote on our executive compensation, the approval of an amendment to our amended and restated 2006 equity incentive plan to extend the plan's term by 10 years, the approval of restricted stock unit grants to our non-employee directors and the ratification of the selection of our independent registered public accounting firm are determined by a majority of the votes cast by the holders of the shares present or represented by proxy at the meeting and voting on each matter. Under our bylaws, abstentions and broker non-votes will have no effect on the determination of whether stockholders have approved these proposals.
Multiple Stockholders per Household
When more than one stockholder share the same address, we will deliver only one notice describing the Internet availability of our proxy materials to that address, unless we have been instructed to the contrary by the stockholders. Similarly, beneficial owners with the same address who hold their shares in street name through a broker, bank or other representative may have elected to receive only one copy of the notice at that address. We will promptly send a separate copy of the notice, our annual report or proxy statement to you if you request one by writing or calling us at Kadant Inc., One Technology Park Drive, Westford, Massachusetts 01886 (telephone: 978-776-2000). If you are receiving multiple copies and would like to receive only one copy for your household in the future, you should contact your broker, bank or other representative if you hold shares in street name, or contact our transfer agent, Equiniti Trust Company (formerly American Stock Transfer & Trust Company), Shareholder Services, PO Box 500, Newark, NJ 07101 (telephone: 800-937-5449) if you hold shares in your own name.
PROPOSAL 1
ELECTION OF DIRECTORS
Our board of directors is divided into three classes of directors serving staggered three-year terms, with each class being as nearly equal in number as possible. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. We have two directors whose terms expire at the 2024 annual meeting.
Our board of directors has nominated Erin L. Russell and Rebecca Martinez O'Mara for election as directors for the three-year term expiring at the 2027 annual meeting of stockholders. Ms. Russell and Ms. O'Mara are each currently a member of our board of directors. If either nominee becomes unable to serve as a director, the proxy holders may vote the proxy for the election of a substitute nominee to be designated by our board of directors. We do not expect that either nominee will be unable to serve. Directors serve until the expiration of their terms and until their successors have been elected and qualified or until their earlier resignation, death or removal in accordance with our bylaws.
Information regarding the names, ages, principal occupations and employment during the past five years of each of our directors is provided below. We have also included information about each director’s specific experience, qualifications, attributes or skills that led the board of directors to conclude that he or she should serve as a director. Unless we have specifically noted below, no corporation or organization referred to below is a subsidiary or affiliate of ours. There are no family relationships among any of our directors and executive officers. Information on the stock ownership of our directors is provided in this proxy statement under the heading “Stock Ownership.” Information regarding the compensation of our directors is provided in this proxy statement under the heading “Director Compensation.”
Nominees for Director for the Three-Year Term That Will Expire in 2027
Erin L. Russell     Ms. Russell, 50, has been a member of our board of directors since January 2019, is the chair of our risk oversight and sustainability committee and is one of the board of directors' designated “audit committee financial experts.” Ms. Russell currently serves as a director, member of the audit committee and chair of the compensation committee of eHealth, Inc., a publicly-traded provider of health insurance enrollment solutions through its proprietary marketplace. Ms. Russell previously served as a director, member of the compensation committee and the chair of the audit committee of Tivity Health, Inc., a publicly traded provider of fitness, healthy life changing, and digital engagement solutions, from March 2020 to June 2022, when Tivity Health, Inc. ceased being publicly traded. She was a principal of Vestar Capital Partners, L.P. (Vestar), a private equity firm specializing in management buyouts, recapitalizations and growth equity investments, from August 2001 until April 2017. While at Vestar, Ms. Russell served on the boards of directors of a number of companies, including most recently as a director of DeVilbiss Healthcare LLC from 2012 until 2015 and as a director and a member of the audit committee of 21st Century Oncology Inc. from 2008 until 2016, including as the chair of the audit committee until 2014, both private healthcare companies. She also served as a director of DynaVox Inc., a communications device manufacturer, from 2004 until 2014, including serving as the chair of its audit committee until its initial public offering in 2010. Ms. Russell is also a member of the board of St. Thomas Aquinas Catholic School of Fairfield, Connecticut, where she has served since 2018, and has served on the advisory boards of McIntire School of Commerce since 2016 and the Jefferson Scholars Foundation at the University of Virginia since 2008. We believe Ms. Russell’s qualifications to serve on our board of directors include her financial, operating, mergers and acquisitions, and management experience gained through working with a variety of private equity portfolio companies, her knowledge and experience gained through service on the boards of other companies, and her high level of financial literacy and experience with capital and credit markets gained through her investment experience.

Rebecca Martinez
O'Mara    Rebecca Martinez O'Mara, 58, has been a member of our board of directors since May 2022 and is the chair of our nominating and corporate governance committee. Ms. O'Mara currently serves as a director of Enviri Corporation, a publicly-traded environmental solutions company. Ms. O’Mara served as President of Industrial Services for Stanley Black & Decker, Inc., a Fortune 500 manufacturer of industrial tools and household hardware, from 2020 to 2022. She was previously Vice President of Services and Solutions at Grundfos Holdings A / S, a global pump manufacturer, from 2017 to 2019. From 2013 to 2017, she was Vice President of Marketing, Customer Service and Aftermarket, at Sullair, LLC, a global industrial air compressor manufacturer. From 2007 to 2012, Ms. O’Mara was Program Director at Fiat Industrial SpA, a global heavy equipment manufacturer. Prior to her role at Fiat, Ms. O’Mara was Director of Global Business Development - Remanufacturing for Caterpillar Inc., a Fortune 100 construction equipment manufacturer from 2003 to 2007. She started her career at AT&T (formerly Ameritech) where she spent over 10 years in various positions including marketing, operations, and public policy. Ms. O'Mara is a member of the Latino Corporate Directors Association and is also a Chicago United Business Leaders of Color Honoree. We believe Ms. O'Mara's qualifications to serve on our board of directors include executive operational experience as a profit and loss leader at numerous industrial companies, including roles in business development, strategy, financial and organizational management, mergers and acquisitions, and scaling businesses with Industry 4.0 solutions. She also has experience managing environmental, corporate social responsibility, and sustainability challenges.
Our directors listed below are not up for election this year and each will continue in office for the remainder of his specified term of office or until his earlier resignation, death or removal in accordance with our bylaws.
Jonathan W. Painter    Term Expires May 2025
Mr. Painter, 65, has been the chairman of our board of directors since July 2020 and has been a member of our board of directors since January 2010. He previously served as the executive chairman of our board of directors from July 2019 to July 2020, our chief executive officer from January 2010 to June 2019 and served as our president from September 2009 to March 2019. He also served as our chief operating officer from September 2009 to January 2010. Prior to becoming our president, Mr. Painter was an executive vice president from 1997 to September 2009, and from 2007 to September 2009 had supervisory responsibility for our stock-preparation and fiber-based products businesses. He also served as president of our composites building products business from 2001 until its sale in 2005. Mr. Painter was our treasurer and the treasurer of Thermo Electron Corporation, now named Thermo Fisher Scientific Inc. (Thermo), a manufacturer of high-tech instrumentation, from 1994 to 1997. Prior to 1994, Mr. Painter held various managerial positions with our company and Thermo. Mr. Painter also serves as director, the chairman of the board and member of the audit and compensation committees of Graham Corporation, a publicly-traded designer and manufacturer of critical equipment for the defense, space, energy and chemical industries. We believe Mr. Painter’s qualifications to serve on our board of directors include his diverse experience in operations, finance, law, acquisitions and corporate strategy, as well as his experience as our former president and chief executive officer.
Jeffrey L. Powell    Term Expires May 2025
Mr. Powell, 65, has served as our chief executive officer and a member of our board of directors since July 2019 and as our president since April 2019. He previously served as an executive vice president and co-chief operating officer from March 2018 to March 2019, with supervisory responsibility for our stock-preparation, wood processing, and fiber-based products businesses. Prior to March 2018, he had served as an executive vice president with responsibility for such businesses since March 2013. From September 2009 to March 2013, he served as our senior vice president with responsibility for such businesses. From January 2008 to September 2009, Mr. Powell was vice president, new ventures, with principal responsibility for acquisition-related activities. Prior to joining us, Mr. Powell was the chairman and chief executive officer of Castion Corporation, a manufacturer of systems for industrial wastewater treatment, from April 2003 through December 2007. Prior to Castion, Mr. Powell held various management positions at Thermo, including chief executive officer and president of one of its publicly traded subsidiaries. From 2007 to 2015, Mr. Powell served on the board of directors of TerraTherm, a private thermal technology solutions company, including on its compensation committee. We believe Mr. Powell’s qualifications to serve on our board of directors include his diverse experience in acquisitions, corporate strategy, and operations, as well as his role as our president and chief executive officer.
John M. Albertine    Term Expires May 2026
Dr. Albertine, 79, has been a member of our board of directors since June 2001, is the chairman of our compensation committee and is one of the board of directors' designated “audit committee financial experts.” Dr. Albertine has been the founder, chairman and chief executive officer of Albertine Enterprises, Inc., a Washington, D.C.-based public policy consulting firm, since 1990. He also has served since 2005 as a founding partner of JJ&B, LLC, a Washington, D.C.-based investment banking firm that provides finance, corporate strategy and economic analysis to clients. Dr. Albertine has been a member of the board of directors of Tecogen, Inc., a publicly traded manufacturer of cogeneration, chiller and heat pump systems, since 2022. Dr. Albertine has been the chairman of the Crest Foundation, Center for Research in Environmental and Sustainable Technologies, since 2021. Crest is a non-profit environmental and social governance initiative dedicated to people and planet well-being. Dr. Albertine has served on the boards of 15 publicly traded companies in his business career. From 2008 to 2018, Dr. Albertine served as a director of Intersections Inc., a publicly traded global provider of consumer and corporate identity risk management services, and served as chairman of its risk committee. Dr. Albertine also served for 10 years ending in 2013 as a trustee and six years as vice chairman of the Virginia Retirement System, a public pension fund. Dr. Albertine also served as a member of Virginia Governor Tim Kaine's Board of Economic Advisors for the State of Virginia for two terms ending in 2014. Dr. Albertine holds a Ph.D. in economics from the University of Virginia. We believe Dr. Albertine’s qualifications to serve on our board of directors include his knowledge of the economy, capital markets and diverse businesses, his service as a director on numerous other public company boards and as chairman of the board of two of those public companies and his chairmanship of a non-profit foundation devoted to environment and people well-being, and his education as an economist.
Thomas C. Leonard    Term Expires May 2026
Mr. Leonard, 69, has been a member of our board of directors since June 2005, is the chairman of our audit committee and is one of the board of directors' designated “audit committee financial experts.” Mr. Leonard is a director of Dynasil Corporation of America (Dynasil), a company that develops and manufactures detection and analysis technology, precision instruments and optical components for homeland security, medical and industrial markets, and previously served as its chief financial officer and chief accounting officer from 2013 to 2016. He began serving as the chair of Dynasil's audit committee in 2019. From 2008 to 2012, Mr. Leonard was the senior vice president-finance, treasurer and chief financial officer of Pennichuck Corporation, a publicly-traded water utility holding company. From 2006 to 2008, he was a vice president of CRA International, a consulting firm, where he specialized in forensic accounting. He was previously a managing director specializing in forensic accounting and dispute resolution at Huron Consulting Group LLC, a publicly-traded management consulting firm, from 2002 to 2006. Previously, Mr. Leonard was a senior partner at Arthur Andersen LLP, an independent public accounting firm, from 1987 through 2002 and served as partner-in-charge of its New England assurance and business advisory practice. Mr. Leonard is a certified public accountant. We believe Mr. Leonard’s qualifications to serve on our board of directors include his expertise in finance and accounting and experience as a public company chief financial officer.
Board Skills and Experience
The following matrix provides information regarding the members of our board of directors, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our board of directors believes are relevant to our business. The matrix does not encompass all of the knowledge, skills, experience or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of our board of directors.

Knowledge, Skills and Experience	Albertine	Leonard	O'Mara	Painter	Powell	Russell
Public Company Board Experience	x	x	x	x	x	x
Financial Acumen and Expertise	x	x	x	x	x	x
Risk Management	x	x	x	x	x	x
Regulatory and Industry				x	x
Executive Experience	x	x	x	x	x	x
Operations			x	x	x
Strategic Leadership, Planning & Oversight	x		x	x	x	x
Mergers and Acquisitions	x		x	x	x	x
Academic/Education	x
Sustainable Business Practices and Social Responsibility	x		x		x
Corporate Finance and Capital Markets	x	x	x	x	x	x
Recommendation
Our board of directors believes that the election of Ms. Russell and Ms. O'Mara as directors is in the best interests of our company and our stockholders and recommends a vote FOR their election.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking that our stockholders cast an advisory, non-binding vote on the executive compensation of our named executive officers, commonly referred to as “say-on-pay.” This proposal is required by Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act). In 2023, our board of directors recommended, our stockholders agreed, and our board of directors thereafter concluded, that our stockholders cast an advisory vote once every year on the executive compensation of our named executive officers. We believe it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program, as described in this proxy statement.
Our compensation philosophy is described under the heading "Compensation Discussion and Analysis" contained in this proxy statement. Our goal is to attract and retain a talented leadership group and we seek to accomplish this goal with a compensation program that rewards performance and is aligned with our stockholders’ long-term interests. Our program emphasizes compensation linked to objective performance measures, which we believe are linked in turn to the creation of stockholder value. Highlights of our compensation program include the following:
•Cash compensation in the form of base salary and an annual performance-based cash incentive opportunity (bonus). We use objective financial measures based on earnings per share growth and return on average stockholders’ equity to determine our executives’ annual performance-based bonus and there is no individual performance component.
•Equity compensation to reward performance and retain key personnel. We annually award performance-based restricted stock units that use objective financial measures based on adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA). All performance-based awards are subject to additional time-based vesting periods once the performance goals have been met. We also may use equity compensation in other forms that are intended to promote retention of our key personnel, and for this purpose have used time-based restricted stock units.
•All of our named executive officers are employees-at-will. All of our current named executive officers are employees-at-will and do not have an employment agreement or severance agreement other than an agreement that provides benefits upon termination of employment following a change in control, except for Mr. Fredrik H. Westerhout. The employment agreement with Mr. Westerhout, who serves as our vice president and resides in The Netherlands, contains terms and conditions more typical of European executives. See "Compensation Discussion and Analysis - Other Elements of Compensation and Compensation Policies", "Executive Compensation - Pension Benefits" and "Executive Compensation -

Potential Payments Upon Termination or Change in Control" for more information on the change in control agreements and the employment agreement with Mr. Westerhout.
We believe that our executive compensation program provides compensation opportunities that reflect our company’s performance and align the pay of our executives with the long-term interests of our stockholders. Our recent financial performance has yielded strong returns, and fiscal 2023 was a record-setting year across key metrics with full year increases in revenue, operating cash flow, free cash flow, adjusted diluted earnings per share (adjusted diluted EPS), adjusted EBITDA and adjusted EBITDA margin as compared to the prior fiscal year. For fiscal 2023, our corporate performance measures used in our incentive plans resulted in our named executive officers earning above target performance-based cash bonus awards and earning above target under our performance-based equity award program.
Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (SEC), including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding upon the board of directors. The outcome of this advisory vote will not overrule any decision by our company or our board of directors (or any of its committees), create or imply any change to the fiduciary duties of our company or our board of directors (or any of its committees), or create or imply any additional fiduciary duties for our company or our board of directors (or any of its committees). However, our compensation committee, which is responsible for designing and administering our executive compensation program, and our board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
Recommendation
Our board of directors recommends a vote FOR Proposal 2. Proxies solicited by our board of directors will be voted FOR the proposal unless stockholders otherwise specify to the contrary on their proxy.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN TO EXTEND THE PLAN'S TERM BY 10 YEARS
We are asking our stockholders to approve an amendment to our Amended and Restated 2006 Equity Incentive Plan, as amended (Amendment). The Amendment amends the Amended and Restated 2006 Equity Incentive Plan, as amended (Current Plan), by extending its term by 10 years from the date of the annual meeting. We refer to the Current Plan, as amended by the Amendment, as the Plan.
Our compensation committee and our board of directors believe that the future success of our company depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel, including personnel added to our company through acquisitions. Our compensation committee and board of directors believe that it is in the best interests of our company and stockholders to provide for equity-based awards to our management and key employees. However, the Current Plan’s term will expire on May 20, 2024, and no new awards may be made under the Current Plan after that date. As a result, and based on a careful weighing of the dilutive effect of our equity compensation programs, as more fully described below, on March 6, 2024, our board of directors, upon the recommendation of our compensation committee, and subject to stockholder approval, approved the Amendment to the Current Plan. If approved by our stockholders, the term of the Current Plan would be extended to May 15, 2034. No new shares are being added to the Current Plan and no other changes are being made to the Current Plan.
The Current Plan was originally adopted by our board of directors on March 7, 2006 and approved by our stockholders on May 25, 2006 and 900,000 shares were originally reserved for issuance under it. It was amended and restated effective as of May 20, 2014 and subsequently further amended and restated effective as of May 17, 2017. We have increased the number of shares reserved under the Current Plan by 855,000 shares since the Current Plan was originally adopted and, as of March 1, 2024, 282,119 shares remained available for issuance under the Current Plan. As stewards of the Current Plan, we have closely monitored equity usage under the Current Plan over nearly two decades and are proud of the practices that we have implemented to responsibly manage our share usage. If the Amendment is approved, our compensation committee plans to continue to make awards to our employees and non-employee directors in order to recruit, incentivize, retain and reward those who are critical to our success. If the Amendment is approved, we expect to be able to continue to do so without seeking a further increase in the number of shares available for issuance under the Plan for approximately 6 years.

If approval of the Amendment to the Current Plan’s term is not approved, no new awards can be made under the Current Plan after May 20, 2024 and our compensation committee will have to reconsider its compensation philosophy for key employees, including executive officers, and directors, which is heavily weighted toward performance-based equity awards. Further, if the Amendment is not approved and the Current Plan expires in accordance with its terms, we would likely find it necessary to increase cash compensation, which will reduce the resources we are able to allocate to meet our business needs and objectives. Therefore, the approval of the Amendment is important to our future success.
The closing price per share of our common stock on the New York Stock Exchange (NYSE) on March 1, 2024, was $327.00.
Shares Available Under the Plan and Share Usage
As of March 1, 2024, we had a total of 282,119 shares available for issuance under the Current Plan.
As of March 1, 2024, there were an aggregate of 82,443 shares subject to outstanding and unvested awards. We do not have any SAR (stock appreciation rights) or stock option awards outstanding. The common shares outstanding on March 18, 2024, the record date, was ___ shares.
Burn rate provides a measure of the potential dilutive impact of our equity award program, which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. The following table details our share usage under the Plan for the fiscal years 2021 through 2023, as well as an average over those years:

Fiscal Year	Number of Time-based Restricted Stock Units Grants (1)	Number of Performance-based Restricted Stock Units Earned (2)	Total Grants	Basic Weighted Average Kadant Shares Outstanding	Unadjusted Share Usage Rate (Burn Rate)
2021	26,604	33,925	60,529	11,579,440	0.52%
2022	21,602	19,403	41,005	11,654,078	0.35%
2023	20,868	27,508	48,376	11,699,629	0.41%
Three-Year Average	23,025	26,945	49,970	11,644,382	0.43%
(1)    Includes the following restricted stock unit awards (RSUs) granted to our non-employee directors: 5,045 in 2021; 5,175 in 2022; and 4,340 in 2023.
(2)    Represents the number of performance-based RSUs earned in the year. Once earned, the RSUs are subject to additional time-based vesting.
Summary of the Plan
The following is a summary of the material features of the Plan. A copy of the Plan, including the proposed amendment to extend the Plan’s term by 10 years from the date of the annual meeting, is attached hereto as Annex A.
Purpose. The purpose of the Plan is to advance the interests of our company and our stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make significant contributions to the future growth and success of our company. The Plan is intended to accomplish these goals by enabling us to offer such persons equity ownership opportunities and performance-based incentives that are intended to align their interests with those of our stockholders and to encourage them to continue in our service and to pursue our long-term growth, profitability and financial success.
Effective Date and Term of Plan. The Current Plan became effective on March 7, 2006 (the date on which the Current Plan was adopted by our board of directors) and was subsequently amended and restated as of May 20, 2014 and May 17, 2017. No Awards may be granted under the Current Plan after May 20, 2024. If the Amendment is approved by our stockholders, the Plan’s term will be extended to May 15, 2034.
Eligibility and Types of Awards. Employees, officers, directors, consultants and advisors of our company and our subsidiaries are eligible to receive stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based compensation awards and other stock-based awards (each, an Award) under the Plan. As of March 1, 2024, approximately 177 persons were eligible to receive awards under the plan, including ten executive officers (who are current employees), 167 employees (excluding the executive officers), five non-employee directors, zero consultants and zero advisors.

Administration. The Plan is administered by our board of directors, which has the authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it deems advisable. The board of directors may delegate any or all of its responsibilities under the Plan to a committee appointed by the board of directors and consisting of independent members of our board of directors. Our board of directors has authorized the compensation committee to administer the Plan. The compensation committee is currently comprised of three directors who are (a) “independent directors” for the purposes of our corporate governance guidelines, the compensation committee’s charter and the NYSE listing requirements and (b) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. All references in this summary to our board of directors means our board of directors or the compensation committee to the extent that the powers and authority of our board of directors under the Plan have been delegated to the compensation committee. Any interpretation by our board of directors of the terms and provisions of the Plan or any Award and the administration of the Plan or any Award, and all action taken by our board of directors, is final, binding and conclusive on all parties and any person claiming under or through any party. No director shall be liable for any action or determination made in good faith.
Shares Available for Award. The total number of shares of our common stock available for issuance or delivery under the Plan is 282,119 shares. Shares available under the Plan are subject to adjustment in the event of changes in capitalization, reorganization and change in control events. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of counting shares available for issuance under the Plan, shares underlying any Award that expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or otherwise results in any shares not having been issued, will again be available for issuance under the Plan (subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended, and any regulations thereunder (Code)). Shares underlying stock appreciation rights will be counted against the number of shares available for the grant of Awards unless they may solely be settled in cash. Shares tendered to us to purchase shares upon the exercise of an Award or to satisfy tax withholding obligations will also be added back to the number of shares available under the Plan. Shares granted in assumption of, or in substitution for, outstanding awards of another company acquired by or combined with our company will also not count against the shares available under the Plan, unless required by law or regulation.
Individual Participant Limitations. Subject to adjustment in the event of changes in capitalization, reorganization and change in control events, the maximum number of shares of common stock that may be granted to any participant under the Plan is 500,000 per calendar year and the maximum aggregate value of Awards granted under the Plan (based on their grant date fair value for financial reporting purposes) and cash payable to any individual non-employee director is $750,000 per fiscal year.
Stock Options. An option is an Award that entitles the holder on exercise of the Award to purchase our common stock at a specified exercise price. Our board of directors may grant either “incentive” stock options within the meaning of Section 422 of the Code or “nonstatutory” stock options (options not intended to meet the requirements of Section 422 of the Code). Our board of directors determines the terms of each option at the time of grant, including the number of shares of common stock to be covered by, the exercise price of, and the conditions and limitations applicable to the exercise of each option. The Plan provides that the exercise price of an option may not be less than 100% of the fair market value per share of common stock on the date of grant, all stock options shall vest at a minimum of 12 months from date of grant (provided that the board of directors may grant up to a maximum of 100,000 shares of common stock subject to stock options and stock appreciation rights with a shorter vesting term), and that the term of an option may not exceed 10 years (and, under present law, five years in the case of incentive stock options granted to participants who hold greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check, bank draft or money order, and (ii) if permitted by the instrument evidencing the option and subject to certain conditions set forth in the Plan, (a) surrender to the company of shares of common stock, (b) delivery to the company of a promissory note, (c) delivery of an unconditional and irrevocable undertaking by a broker to deliver sufficient funds, (d) any combination of these forms of payment, or (e) any other lawful means as our board of directors may determine. We have not granted any stock options since 2013 and do not have any stock options outstanding.
Stock Appreciation Rights. A stock appreciation right is an Award entitling the holder, on exercise, to receive an amount in cash or common stock or a combination of cash and common stock (as determined by our board of directors) determined, in whole or in part, by reference to appreciation from the date of grant of the fair market value or a share of our common stock. Our board of directors may grant stock appreciation rights in tandem with or separately from stock options granted under the Plan, on such terms and subject to such conditions as our board of directors may specify, except that the exercise or base price may not be less than the fair market value of the underlying shares on the date of grant, all stock appreciation rights shall vest at a minimum of 12 months from date of grant (provided that the board of directors may grant up to a maximum of 100,000 shares of common stock subject to stock options and stock appreciation rights with a shorter vesting term), and the term may not exceed 10 years. A stock appreciation right granted in tandem with an option may be exercised for shares or, with approval from our board of directors, by surrendering the underlying option in exchange for a distribution from the company in an amount in cash or shares equal to the excess of the fair market value of the vested shares surrendered on the surrender date over the aggregate exercise price for the surrendered shares. A stand-alone stock appreciation right may be exercised in exchange for a distribution from the company in cash or shares equal to the excess of the fair market value of the underlying shares on the exercise date over the aggregate base price in effect for the underlying shares. We have not issued stock appreciation rights under the Plan and do not currently have any stock appreciation rights outstanding.
Restricted Stock and Restricted Stock Units. Our board of directors may grant shares of restricted stock subject to forfeiture or our right to repurchase such shares in the event conditions specified by our board of directors have not been met. Our board of directors may also grant restricted stock units, which are contractual rights to receive, at a future date, shares of our common stock or an amount based on the fair market value of our common stock, subject to restrictions specified by our board of directors. Our board of directors determines the terms of Awards of restricted stock and restricted stock units at the time of grant, including the conditions for repurchase or forfeiture and the purchase price, if any. Awards of restricted stock or restricted stock units that vest solely upon the passage of time are required to vest ratably over no less than a three-year period. Our board of directors may also grant up to a maximum of 250,000 shares of common stock to which these vesting restrictions do not apply. These limitations on vesting do not apply to Awards that vest based on performance goals determined by our board of directors.
Performance-based Compensation Awards. Our board of directors may grant Awards that entitle a participant to receive cash or stock, or a combination, upon the achievement of performance goals.
For any performance Award that was intended to qualify as performance-based compensation under Section 162(m) of the Code, the performance criteria for each such Award would have been based on one or more of the following measures, which may have been absolute or measured against or in relation to other companies comparably, similarly or otherwise situated (collectively Performance Measures): (a) earnings per share, (b) return on average equity or average assets in relation to a peer group of companies designated by the Section 162(m) Committee, (c) earnings, (d) earnings growth, earnings per share growth, (f) earnings before interest, taxes and amortization (EBITA), (g) earnings before interest, taxes, depreciation and amortization (EBITDA), (h) operating income, (i) operating margins, (j) division income, (k) revenues, (l) expenses, (m) stock price, (n) market share, (o) return on sales, assets, equity or investment, (p) achievement of balance sheet or income statement objectives, (q) net cash provided from continuing operations, stock price appreciation, (s) total shareholder return, (t) strategic initiatives, (u) cost control, (v) net operating profit after tax, (w) pre-tax or after-tax income, (x) cash flow, (y) net income, and (z) financial ratios contained in our company’s debt instruments. To the extent permissible under Section 162(m), the measurement of Performance Measures could have excluded or been adjusted to reflect any one or more of (i) extraordinary items or other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) effects of changes in or adoption of accounting principles, (v) the writedown of any asset and (vi) charges for restructuring and rationalization programs. Such Performance Measures could vary by participant and could be different for different Awards, and may be particular to a participant or the line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee, and must have been set within the time period prescribed by, and otherwise comply with the requirements of, Section 162(m).
We note that although the Plan retains provisions that relate to Section 162(m) of the Code, these provisions are, in large part, no longer relevant due to elimination of the "performance-based compensation" exception to the deduction limitation of Section 162(m) pursuant to tax legislation enacted in 2017 commonly known as the Tax Cuts and Jobs Act. Under the Plan, our board of directors may, however, continue to make Awards under the Plan that will vest upon the achievement of specified performance criteria that are not intended to qualify for deduction under Section 162(m). Any such Awards may be based on the performance criteria described above or other performance measures, as our board of directors may determine.
Other Stock-Based Awards. Our board of directors may grant other Awards of shares of common stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock or other property. Subject to the provisions of the Plan, our board of directors will determine the conditions of each such Award, including any applicable purchase price.
Deferred Awards. Our board of directors may permit the deferral of any Award, in whole or in part, whether payable in cash and/or shares, and may accelerate the time at which delivery of all or any part of shares or cash will occur. However, no deferral of gains on the exercise of stock options or stock appreciation rights is permitted under the Plan.
Repricing. Other than adjustments for changes in capitalization, reorganization and change in control events, unless approved by our stockholders, (a) no outstanding option granted under the Plan may be amended to provide an exercise price lower than the then-current exercise price of the option, (b) no outstanding stock appreciation right granted under the Plan may be amended to provide an exercise price or base price lower than the current exercise price or base price, and (c) no outstanding option or stock appreciation right may be cancelled, exchanged, bought-out, replaced or surrendered in exchange for cash, another award or an option or stock appreciation right with an exercise price lower than the exercise price or base price of the original option or stock appreciation right.
Changes in Capitalization. Our board of directors must make appropriate adjustments to the number of shares of common stock available under the Plan and the participant limit set under the Plan, and must make appropriate adjustments to the number and kind of shares or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provisions of Awards affected, in each case, in the event of any stock dividend, stock split or combination of shares or other distribution to holders of common stock other than an ordinary cash dividend. In the event of any recapitalization, spinoff, merger or consolidation involving the Company, any transaction in which the Company becomes a subsidiary of another entity, any sale or other disposition of all or a substantial portion of the assets of the Company or any similar transaction, as determined by the board of directors, the board of directors in its discretion may make appropriate adjustments to outstanding Awards to avoid distortion in the operation of the Plan.
Rights as a Stockholder; Dividends Payable on Outstanding Awards. Under our Plan, participants who receive Awards have no rights as a stockholder until the underlying shares have been issued. Participants in our Plan holding unvested Awards of restricted stock units, including those subject to performance goals, will have no ownership rights as a stockholder until the Award has vested, payment has been made and the underlying shares have been issued. A participant who acquires shares upon vesting of restricted stock or restricted stock units will have all of the rights of a stockholder, including the right to receive dividends and to vote such shares. Dividends and other property payable to a participant is only distributed if and when the restrictions imposed on the applicable Award or the applicable restricted stock has lapsed. Our company initiated a cash dividend program in 2013. We do not pay cash dividends on outstanding Awards until the underlying Award has vested, in the case of restricted stock or settled, in the case of restricted stock units.
Payment of Purchase Price. Except as otherwise provided in the Plan, the purchase price of common stock acquired or granted pursuant to the Plan shall be determined by our board of directors, provided that it will not be less than the par value of a share of our common stock. Except as otherwise provided in the Plan, our board of directors may determine the method of payment for common stock acquired pursuant to the Plan and may determine that all or any part of the purchase price has been satisfied by past services rendered by a participant. Our board of directors may agree at any time, upon request of the participant, to defer the date on which any payment made under an Award will be made.
Change in Control Events. Except as may be otherwise provided in the written agreement evidencing an Award, upon the occurrence of a Change in Control (as defined in the Plan), (i) outstanding stock options, stock appreciation rights or other stock-based Awards that are not then exercisable and fully vested will become fully exercisable and vested for the remainder of their terms, (ii) outstanding restricted stock Awards, restricted stock units or other stock-based Awards subject to restrictions shall be deemed to be fully vested, free of restrictions and conditions (including any right of repurchase by the company) and (iii) the restrictions and other deferral limitations applicable to other Awards shall lapse, and such Awards shall be fully vested, exercisable and free of all restrictions or conditions.
Transferability of Awards. Awards are non-transferable, except as may be authorized by the board of directors or by will or the laws of descent and distribution. Our board of directors may permit or provide in an Award for the transfer of the Award by the participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the participant and/or an immediate family member if, with respect to such proposed transferee, we would be eligible to use a Form S-8 for the registration of the sale of the common stock subject to such option under the Securities Act of 1933, as amended. We will not be required to recognize any such proposed transfer until such time as the participant and the proposed transferee shall, as a condition to such transfer, deliver to us a written instrument in form and substance satisfactory to us confirming that such transferee shall be bound by all of the terms and conditions of the Award.
Amendment of Plan. Our board of directors may amend or terminate the Plan or any outstanding Awards at any time, subject to certain limitations. No amendment will be considered effective without stockholder approval if the amendment (i) requires stockholder approval under the rules of the NYSE, (ii) limits or removes a prohibition on the repricing of options, or (iii) requires stockholder approval under Section 422 of the Code, to the extent the amendment is applicable to an incentive stock option.
Compliance with Section 409A of the Code. It is intended that the Plan and Awards made under the Plan comply with the provisions of Section 409A of the Code to the extent that Section 409A of the Code is applicable. Our board of directors intends to administer the Plan in a manner consistent with such intent, and any provision that would cause the Plan or an Award to which Section 409A of the Code applies fail to comply with Section 409A shall not be considered effective until amended to comply with such provision.
Withholding. We will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (“withholding requirements”). In the case of an Award pursuant to which our common stock may be delivered, our board of directors will have the right to require that a participant or other appropriate person remit to us an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to our board of directors with regard to such requirements, prior to the delivery of any of our common stock. If and to the extent that such withholding is required, the board of directors may permit a participant or such other person to elect at such time and in such manner as our board of directors provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, common stock having a value calculated to satisfy the withholding requirement.
Governing Law. The provisions of the Plan and all Awards made under the Plan will be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.
Amended Plan Benefits
The future grant of Awards under the Plan is discretionary and the amended plan benefits for any particular person or group, including each named executive officer, the executive officers or other officers as a group, or non-management directors as a group are not determinable at this time. Immediately following the 2024 annual meeting, subject to approval of our stockholders at the 2024 annual meeting, each of our non-employee directors will receive a restricted stock unit award under the Plan for the number of restricted stock units determined by dividing $170,000 by the grant date fair value per share of our common stock based on the closing price on the date of the grant, which would be the date of our 2024 annual meeting. See "Proposal 4 - Approval of Restricted Stock Unit Grants to Our Non-Employee Directors" and "Director Compensation" for more information on Awards to non-employee directors. For information regarding prior awards made under the Plan, see the information included above under the subheading "Shares Available Under Our Equity Compensation Plans and Share Usage" and the executive compensation and director compensation tables included in this proxy statement.
Equity Compensation Plan Information
The following table provides information about the securities authorized for issuance under our equity compensation plans at year-end 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (3)
Equity compensation plans approved by security holders	82,854	—	364,240
Equity compensation plans not approved by security holders	—	—	—
Total	82,854	—	364,240
(1)    Consists of shares of our common stock issuable upon the vesting of restricted stock units and performance-based restricted stock units the Current Plan.
(2)    Shares of restricted stock units and performance-based restricted stock units outstanding on December 30, 2023 had a weighted average grant date fair value of $192.42.
(3)    Includes an aggregate of 82,532 shares of common stock issuable under our employees' stock purchase plan in connection with current and future offering periods under that plan.
Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences of transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe any state, local or foreign tax consequences. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code related to non-qualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options. No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If the optionee does not dispose of shares acquired pursuant to the exercise of an incentive stock option within the later of two years from the date of grant and one year after the date of exercise, then, upon the subsequent sale of the shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If the optionee disposes of the shares acquired pursuant to the exercise of an incentive stock option within the two- and one-year holding period, generally, the optionee will recognize ordinary compensation income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price of the option. Any further gain recognized will be taxed as short- or long-term capital gain. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.
If any incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after the death or disability of an optionee.
Nonstatutory Stock Options. With respect to nonstatutory stock options granted under the Plan, no income is recognized by the optionee at the time the option is granted. Generally, at exercise, ordinary compensation income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. At disposition of the shares, appreciation or depreciation after the date of exercise is treated as either short- or long-term capital gain or loss depending on how long the shares have been held.
Stock Appreciation Rights. A recipient will not be taxed upon the grant of a stock appreciation right. A recipient generally will recognize ordinary compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of any such stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be treated as either short- or long-term capital gain or loss depending on how long the shares have been held.
Restricted Stock. A recipient of restricted stock that is subject to a risk of forfeiture generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for the stock. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of grant of the restricted stock will recognize ordinary compensation income on the date of grant equal to the fair market value of the restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock.
Upon the sale of the shares after the forfeiture period has expired, the appreciation or depreciation in the value of the shares after the shares become transferable or free from risk of forfeiture (of, if a Section 83(b) election was made, since the shares were granted) will be treated as long- or short-term capital gain or loss. The holding period to determine whether the recipient has long- or short-term capital gain or loss begins just after the forfeiture period expires (or the day after the grant of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code).
Restricted Stock Units. A recipient will not be taxed upon the grant of a restricted stock unit. Shares underlying restricted stock units are generally not deliverable until the vesting requirements and other conditions of the Award have been satisfied. Generally, the recipient will recognize ordinary compensation income equal to the fair market value of the stock at the time the shares are delivered in settlement of the restricted stock unit. The capital gain or loss holding period will begin on the day after the shares are delivered in settlement of the restricted stock unit. Upon the subsequent sale of stock, the recipient will realize capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of vesting.
Performance Awards. The tax consequences associated with any performance award will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.
Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will generally be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.
Recommendation
Our board of directors believes that the Plan is an important tool for our company to attract and retain key employees and to be able to continue to offer them the opportunity to participate in the ownership and growth of our company.

Our board of directors believes that the Amendment to the Current Plan to extend the Current Plan’s term by 10 years from the date of the annual meeting is in the best interests of our company and stockholders and recommends a vote FOR approval of the Amendment. Proxies solicited by our board of directors will be voted FOR the proposal unless stockholders otherwise specify to the contrary on their proxy.

PROPOSAL 4
APPROVAL OF RESTRICTED STOCK UNIT GRANTS TO OUR NON-EMPLOYEE DIRECTORS
Our board of directors has approved a grant, subject to stockholder approval, of such number of restricted stock units (RSUs) determined by dividing $170,000 by the grant date fair value per share of our common stock based on the closing price on the day of the grant, which would be the date of our 2024 annual meeting, calculated in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC Topic 718), to our non-employee directors (Dr. Albertine, Mr. Leonard, Ms. O'Mara, Mr. Painter and Ms. Russell). If approved, the grant would be made under the Current Plan. We are asking that our stockholders cast a vote on the equity grants to our non-employee directors. Although we are not required to seek stockholder approval of these specific RSUs or other RSU awards, our board of directors decided to provide our stockholders with the opportunity to approve the proposed grants for this year. If this proposal is not approved by our stockholders at the 2024 annual meeting, these specific RSU awards will not occur. Our compensation committee will then consider the award of an appropriate amount of RSUs to our non-employee directors taking into consideration the outcome of the stockholder vote.
Our compensation philosophy with respect to non-employee directors is to structure a compensation program that is reasonable as compared to the non-employee director compensation of our compensation peer group of companies, as described in “Compensation Discussion and Analysis—Determining Compensation—Compensation Peer Group,” rewards performance and is aligned with our stockholders’ long-term interests. Our compensation committee is responsible for reviewing non-employee director compensation and recommending our non-employee director compensation pay for approval by our board of directors. Our compensation philosophy has been to weight total compensation for non-employee directors more heavily toward equity compensation as opposed to cash compensation, which may cause our director pay to exceed the median of total compensation for our peer group in years where our stock performance is strong relative to our peers. In 2017, in connection with the last approval of the Current Plan, we adopted a cap on total annual non-employee director compensation of $750,000 (based on the grant date fair value of equity awards for financial reporting purposes and cash payable to any non-employee director in any fiscal year), which was approved by our stockholders at our 2017 annual meeting. The total compensation of our non-employee directors for 2023 is reported under “Director Compensation,” and grant date fair value of equity awards plus the base cash retainer for non-employee directors (but excluding committee and chair retainers) was approximately $240,000, based on a stock price of $195.69, and was above the median and slightly above the 75th percentile of our compensation peer group given the company's performance.
In the first quarter of 2023, our compensation committee engaged Willis Towers Watson to benchmark our director compensation against our compensation peer group, in particular for the purpose of reevaluating the equity award component of non-employee director compensation. Based on this review, our compensation committee concluded that the cash component of our non-employee director compensation fell at approximately the 30th percentile of our compensation peer group, while the equity component was above the median between the 75th and 80th percentiles of our compensation peer group, resulting in total compensation above median of the peer group at approximately the 81st percentile of our compensation peer group. Our committee also considered our recent financial performance and our one- and three-year total shareholder return (TSR) performance compared to the Russell 3000 Index and our compensation peer group. Our one-year TSR was 58% for 2023 and our three-year TSR was 26% through the end of 2023.
Given our strong financial performance in 2023 (as described in “Compensation Discussion and Analysis—Executive Summary—2023 Financial Performance Highlights”) and our one- and three- year TSR performance, our compensation committee believed that it would be reasonable to grant equity awards that approximate the 75th percentile of our peer compensation data, with the cash compensation generally aligned with the 25th percentile. The compensation committee did not recommend an increase in the value of the equity to be awarded to non-employee directors or to committee and board chair fees. Our compensation committee recommended that for 2024, the equity award for non-employee directors be equal to such number of RSUs determined by dividing $170,000 by the grant date fair value per share of our common stock based on the closing price on the day of the grant, which would be the date of our 2024 annual meeting, calculated in accordance with ASC Topic 718. In 2023, the equity award for non-employee directors was also based on a value of $170,000. For purposes of illustration only, if the grant date fair value per share of our common stock based on the closing price on the date of our 2024 annual meeting calculated in accordance with ASC Topic 718 is $300, the award will consist of 566 RSUs to each non-employee director. By contrast, if the grant date fair value per share of our common stock based on the closing price on the date of our 2024 annual meeting calculated in accordance with ASC Topic 718 is $315, the award will consist of 539 RSUs to each non-employee director, and if the grant date fair value per share of our common stock based on the closing price on the date of our 2024 annual meeting calculated in accordance with ASC Topic 718 is $330, the award will consist of 515 RSUs to each non-employee director. Our board of directors approved the award of RSUs, with the underlying number of RSUs to be determined by dividing $170,000 by the grant date fair value per share of our common stock based on the closing price on the day of grant, which would be the date of our 2024 annual meeting, calculated in accordance with ASC Topic 718, for each of our non-employee directors, subject to stockholder approval. Our board of directors decided that stockholders should have an opportunity to vote on the awards at the 2024 annual meeting.
Our compensation committee intends to continue to weight total compensation for non-employee directors more heavily toward equity compensation as opposed to cash compensation, consistent with its belief that such a compensation program aligns director pay with the long-term interests of our stockholders. Our compensation committee’s philosophy is to target average cash compensation of our non-employee directors at approximately the 25th percentile of our compensation peer group and to target equity compensation, assuming strong annual performance, at above the median closer to the 75th percentile, based on the approximate value of the award. In determining the appropriate size of the RSU awards to non-employee directors each year, our compensation committee will consider, among other factors, our financial performance and recent TSR performance relative to the Russell 3000 Index and our compensation peer group.
If the stockholders approve this proposal, the non-employee director RSU awards will be granted on the date of the 2024 annual meeting. Fifty percent of the RSUs will vest on June 1, 2024 and the remainder of the RSUs will vest in two equal installments on the last day of each of our third and fourth quarters of 2024. Each RSU entitles the director to one share of common stock. The proposed RSU awards will be made under the Current Plan pursuant to the terms of the plan. The vesting of all such RSU awards will accelerate in the event of a change in control of our company. Any RSU award, to the extent not previously vested, is forfeited if the individual is no longer a member of the board of directors on the applicable vesting date. Each of Dr. Albertine, Mr. Leonard, Ms. O'Mara. Mr. Painter and Ms. Russell will receive the RSUs upon stockholder approval of this proposal and has an interest in the approval of this proposal.
Recommendation
Our board of directors believes the grant of the RSU awards to our non-employee directors is in the best interests of our company and stockholders and recommends a vote FOR Proposal 4. Proxies solicited by our board of directors will be voted FOR the proposal unless stockholders otherwise specify to the contrary on their proxy.

PROPOSAL 5
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected KPMG LLP as our company’s independent registered public accounting firm for the 2024 fiscal year. KPMG LLP was appointed as our company’s independent registered public accounting firm in August 2012, and has audited our consolidated financial statements since our 2012 fiscal year. Although we are not required to seek stockholder ratification of this selection, our board of directors decided to provide our stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the 2024 annual meeting, our audit committee will reconsider the selection of KPMG LLP. Even if the selection of KPMG LLP is ratified, our audit committee in its discretion may select a different independent registered public accounting firm at any time during the year.
Representatives of KPMG LLP are expected to be present at the 2024 annual meeting of stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Recommendation
Our board of directors believes that the ratification of the selection of KPMG LLP as our company’s independent registered public accounting firm for the 2024 fiscal year is in the best interests of our company and stockholders and recommends you vote FOR ratification. Proxies solicited by our board of directors will be voted FOR the proposal unless stockholders otherwise specify to the contrary on their proxy.

CORPORATE GOVERNANCE
Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. Current copies of our corporate governance guidelines, code of business conduct and ethics, and charters for our audit, compensation, nominating and corporate governance, and risk oversight and sustainability committees are available on our website, www.kadant.com, in the Investors section under the caption "Corporate Governance." We may also use our website in the future to make certain disclosures required by the rules of the NYSE, on which our common stock is listed.

Director Independence
Our board of directors has determined that each of the following directors qualifies as an "independent director," as defined in the listing requirements of the NYSE: Dr. Albertine, Mr. Leonard, Ms. O'Mara, Mr. Painter, and Ms. Russell. Mr. Painter qualifies as an "independent director" as defined in the listing requirements of the NYSE because more than three years have passed since he served as our executive chairman. Its findings included an affirmative determination that none of our outside directors has a material relationship with our company. Mr. Powell, who serves as our current president and chief executive officer, does not qualify as an “independent director” under the NYSE rules. Our board of directors has established guidelines to assist it in determining whether a director has a material relationship with our company. Under these guidelines, a director is not considered to have a material relationship with our company if the director is independent and the director:
•receives, or has a family member that receives, less than $120,000 in direct compensation from our company for services rendered, excluding director and committee fees or deferred compensation for prior service;
•is an executive officer of another company that does business with our company, unless the annual sales to, or purchases from, our company account for more than the greater of $1 million or 2% of the annual consolidated gross revenues of the company of which the director is an executive officer;
•is an executive officer of another company that is indebted to our company, or to which our company is indebted, unless the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company of which the director is an executive officer; or
•is an officer, director or trustee of a charitable organization, unless our company’s discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of the organization’s total annual charitable receipts. For this purpose, the automatic matching of employee charitable contributions, if any, is not included in the amount of our company’s contributions.
Ownership of a significant amount of our company’s stock, by itself, does not constitute a material relationship.
For relationships not covered by these guidelines, the determination of whether a material relationship exists is made by the other members of our board of directors who are independent.
Committees of our Board of Directors
Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee, and a risk oversight and sustainability committee. Each committee operates under a charter that has been approved by our board of directors. Current copies of the committee charters are posted on our website, www.kadant.com.
Our board of directors has determined that all of the members of each committee also meet the independence guidelines applicable to each committee set forth in the listing requirements of the NYSE, including the enhanced NYSE and the SEC independence requirements for members of the audit and compensation committees.
The audit committee is responsible for the selection of our company’s independent registered public accounting firm and assists our board of directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s performance, qualifications and independence, the performance of our internal audit function and, in conjunction with our risk oversight and sustainability committee, our compliance with legal and regulatory requirements. The audit committee meets regularly with management and our independent registered public accounting firm to discuss the annual audit of our financial statements, the quarterly reviews of our financial statements and our quarterly and annual earnings disclosures. The audit committee also reviews the experience and qualifications of the lead partner and other senior members of the independent auditor, including compliance with applicable rotation requirements, and considers whether there should be rotation of the firm itself. The current members of the audit committee are Mr. Leonard (chairman), Dr. Albertine, and Ms. Russell and their committee report is included in this proxy statement under the heading "Audit Committee Report." Each of Dr. Albertine, Mr. Leonard and Ms. Russell has been designated by our board of directors as an “audit committee financial expert” (as defined in applicable SEC regulations).
The compensation committee reviews the performance and determines the compensation of the chief executive officer and other officers of our company, administers executive compensation, incentive compensation and incentive programs and policies, including compensation recovery policies, and reviews and assesses management succession planning. The current members of the compensation committee are Dr. Albertine (chairman), Mr. Leonard and Ms. O'Mara. See “Compensation Discussion and Analysis” below for information regarding the compensation committee’s processes and procedures for the consideration and determination of executive compensation.
The nominating and corporate governance committee identifies and recommends to our board of directors qualified candidates for nomination as directors, develops and monitors our company’s corporate governance principles and evaluates the performance of our board and the individual directors. The current members of the nominating and corporate governance committee are Ms. O'Mara (chair), Dr. Albertine and Ms. Russell.
The risk oversight and sustainability committee assists our board of directors in fulfilling its oversight responsibilities with respect to management’s identification, prevention, evaluation, management and monitoring of our company’s critical enterprise risks, including major strategic, operational and reputational risks inherent in our business, including with respect to privacy and cybersecurity, legal, regulatory, and sustainability and compliance therewith. The current members of the risk oversight and sustainability committee are Ms. Russell (chair), Dr. Albertine, Mr. Leonard and Ms. O'Mara.
Attendance at Meetings
In 2023, our board of directors met four times and acted by unanimous written consent once, the audit committee met nine times, the risk oversight and sustainability committee met four times, the compensation committee met six times and acted by unanimous written consent once, and the nominating and corporate governance committee met two times. Each director attended over 75% of all meetings of our board of directors and committees on which he or she served that were held during 2023. Our directors are encouraged to attend the annual meeting of stockholders to the extent practicable. All of our directors attended our 2023 annual meeting of stockholders.
Board Self-Evaluation and Individual Director Evaluation
Our board of directors conducts an annual self-evaluation of the board’s performance as a whole and a peer evaluation of each of the individual directors. As part of this process, directors are asked to assess the independence from management of each individual director, and each director was deemed independent taking his or her tenure on the board into consideration. Our board of directors believes such evaluations are valuable tools in assessing the board’s effectiveness in performing its oversight of management and fulfilling its responsibilities. The results of the evaluations are collected by the chair of the nominating and corporate governance committee and communicated to the board of directors.
Board Leadership Structure
Our board of directors separated the roles of chief executive officer and chairman of the board in 2010 and believes this leadership structure continues to be appropriate.
Our chief executive officer is responsible for setting our strategic direction and the day-to-day leadership and performance of our company. Our chairman of the board of directors provides guidance to the chief executive officer and sets the agenda for board meetings and presides over meetings of the full board of directors.
In addition, because our chief executive officer is also a director and is not independent under the NYSE rules, we also schedule regular executive sessions of our non-employee and independent directors without management present.
The presiding director at these sessions is rotated among the chair of the committees of our board of directors, all of whom are independent directors. Our board of directors recognizes that different leadership structures may be appropriate in the future, depending on our company’s circumstances, and will periodically review its leadership structure as situations change, our company evolves, and best practices develop.
Board Role in Risk Oversight
Our board of directors administers its risk oversight function directly and through its audit committee and risk oversight and sustainability committee. In general, management is responsible for the day-to-day management of the risks our company faces, while the board of directors, acting as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
Our board of directors delegated authority to the risk oversight and sustainability committee to assist in fulfilling its oversight responsibilities with respect to management’s identification, prevention, evaluation, management and monitoring of our company’s critical enterprise risks, including major strategic, operational and reputational risks inherent in our business, including with respect to privacy and cybersecurity, legal, regulatory, and sustainability and compliance therewith. The risk oversight and sustainability committee meets regularly with our chief executive officer and senior management to discuss risk management-related and other matters, including quarterly briefings regarding our cybersecurity risks and mitigation strategies from our Head of Global IT or counsel. We continually invest in efforts to protect, monitor and mitigate cybersecurity risks, including through our information security training and compliance programs, and regular employee training. We have never experienced a cybersecurity incident which had a material effect on our business and operations, and we have not had any material cybersecurity incidents in the past three years.

The board of directors and the audit committee regularly discuss with management and our independent registered public accounting firm our major risk exposures, their potential financial impact on our company, and the steps we take to manage these risks. The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and, in coordination with the risk oversight and sustainability committee, compliance with legal and regulatory requirements. In addition, the audit committee discusses policies with respect to risk assessment and risk management with management, our internal auditors and the independent registered accounting firm.
Board Tenure
Our board of directors recognizes that its current members have served on the board of directors for various tenures, with the shortest tenure being two years, but with several other directors serving for 10 years or more. Our board of directors believes that the board represents a balance of experience in the industries served by our company and in the financial and business communities, which provides effective guidance and oversight to management. Our board of directors also recognizes the desire to keep our board of directors “refreshed” and has adopted a policy limiting director tenure to age 75 for members, other than certain grandfathered members of the board, which include Messrs. Albertine, Leonard and Painter. Directors (other than the grandfathered members) will not be nominated for election after reaching age 75. In addition, our nominating and corporate governance committee assesses the continuing independence of long-tenured directors from management as part of its determination on whether to nominate an incumbent director for re-election.
Nomination of Directors
The nominating and corporate governance committee of our board of directors identifies and evaluates director candidates and recommends to our board of directors qualified candidates for nomination as directors for election at our annual meeting of stockholders or to fill vacancies on our board of directors. The process followed by the committee in fulfilling its responsibilities includes requests to board members and others for recommendations, meetings to evaluate biographical information, experience and other background material relating to potential candidates, and interviews of selected candidates.
In considering candidates, the committee applies the criteria for selection of directors adopted by our board of directors, which is set forth as an appendix to our company’s corporate governance guidelines. These criteria include the following assessments of the candidate’s:

•integrity;
•business acumen, experience and judgment;
•knowledge of our company’s business and industry;
•ability to understand the interests of various constituencies of our company and to act in the interests of all of our stockholders;
•potential conflicts of interest; and
•contribution to diversity on our board of directors.
Our criteria specify that the value of diversity on the board of directors should be considered by the committee in the director identification and nomination process. While we do not have a formal policy on board diversity, our nominating and corporate governance committee and board of directors have affirmed their commitment to actively seeking women and racially and ethnically diverse candidates for the pool from which director candidates are selected. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The committee believes that the backgrounds and qualifications of our company’s directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities to assist our board of directors in fulfilling its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, gender identity or expression, disability or any other basis prohibited by law.
After completing its evaluation of potential nominees, the nominating and corporate governance committee makes a recommendation to our board of directors as to the persons who should be nominated for election to our board of directors, and our board of directors determines the nominees after considering the recommendation and report of the committee.
The nominating and corporate governance committee will consider candidates recommended by individual stockholders, if their names and credentials are provided to the committee on a timely basis for consideration prior to the annual meeting. Stockholders who wish to recommend an individual to the nominating and corporate governance committee for consideration as a potential candidate for director should submit the individual’s name, together with appropriate supporting documentation, to the committee at the following address: Nominating and Corporate Governance Committee, c/o Corporate Secretary, Kadant Inc., One Technology Park Drive, Westford, Massachusetts 01886. A submission will be considered timely if it is made during the timeframes disclosed in this proxy statement under “Stockholder Proposals.” The submission must be accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has owned more than 5% of our common stock for at least a year prior to the date the recommendation is made. Submissions meeting these requirements will be considered by the nominating and corporate governance committee using the same process and applying substantially the same criteria it follows for candidates submitted by others. If our board of directors determines to nominate and recommend for election a stockholder-recommended candidate, then the candidate’s name will be included in our company’s proxy card for the next annual meeting of stockholders.
Stockholders also have the right under our company’s bylaws to directly nominate candidates for director, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures described in this proxy statement under “Stockholder Proposals.” Except as otherwise required by law, candidates nominated by stockholders in accordance with these bylaw procedures will not be included in our company’s proxy card for the next annual meeting of stockholders.
Communications with Directors
Stockholders and other interested parties who wish to send written communications on any topic to our board of directors, or the presiding director of executive sessions of the non-employee and independent directors, may do so by addressing such communications to our Board of Directors, c/o Corporate Secretary, Kadant Inc., One Technology Park Drive, Westford, Massachusetts 01886. The independent members of our board of directors have approved a process directing the corporate secretary to monitor communications and to forward communications, such as those relating to corporate governance, long-term strategy and their oversight responsibilities, to our board of directors and to forward communications that relate to ordinary business affairs, personal grievances or other similar matters to management for response, if any.
Code of Business Conduct and Ethics
Our company’s code of business conduct and ethics is applicable to all our employees, officers and directors. A current copy of our code of business conduct and ethics is posted on our website, www.kadant.com. We intend to satisfy disclosure requirements of the SEC and NYSE regarding amendments to, or waivers of, our code of business conduct and ethics by providing information on our website.
Compensation Committee Interlocks and Insider Participation
During fiscal 2023, our compensation committee was comprised solely of the following independent directors: Dr. Albertine, Mr. Leonard, Ms. O'Mara and, until his resignation from our board of directors on January 1, 2023, Dr. William P. Tully. None of our officers, former officers or employees serves on our compensation committee. During fiscal 2023, none of our executive officers served on the board of directors or compensation committee of another company in which any of our directors also served as a director or executive officer.
Certain Relationships and Related Persons Transactions
We review relationships and transactions between our company and our directors, nominees for director, executive officers and their immediate family members to determine whether these individuals have a direct or indirect material interest in a transaction, based on the facts and circumstances. Such transactions are referred to the disinterested members of the audit committee of our board of directors to review and approve or ratify the transaction. Directors and executive officers are canvassed in writing to determine whether such related persons transactions exist or are under consideration, and are required under our code of business conduct and ethics to disclose to us potential conflicts of interest with our company.
SEC rules require us to disclose certain relationships and related persons transactions our company enters into with our directors, nominees for director, executive officers, owners of more than 5% of the outstanding shares of our common stock, or members of their immediate families. Christopher Blanchard, the son of Thomas Andrew Blanchard, one of our executive officers, is an employee of one of our subsidiaries. Since January 1, 2023, we paid Mr. Blanchard's son salary and bonus payments of approximately $146,601.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY
We are a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. Our products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries while helping our customers advance their sustainability initiatives. Over the past few years, the interest in sustainability and environmental, social and governance (ESG) issues has grown among our stakeholders, including our investors, customers, and employees.
In March 2020, we issued our first corporate sustainability report, which detailed our ESG achievements. Our first step was to consult with independent advisors to support the development of the sustainability report, including pinpointing the ESG topics that are most important to both our internal stakeholders (employees and investors) and to our external stakeholders

(customers, potential investors, and communities). In 2023, we revisited our material ESG topics to monitor and reassess those most important to our internal and external stakeholders. This assessment reflected a double materiality approach, which assessed both our inward and outward impacts relating to ESG topics. During this process, the following issues were determined to be the most material:

Corporate Governance	Financial Performance
Ethics and Compliance
Supply Chain Sustainability
Innovation	Research and Development
Delivering Value to Customers
Employees	Health, Safety, and Wellness
Recruitment, Retention, and Development
Environment	Energy, Emissions, and Climate Change
Effluents, Waste, and Recycling
Environmental Compliance

In March 2024, we issued our 2023 corporate sustainability report. Below are highlights from our 2023 corporate sustainability report summarizing our approach to certain material issues:
•Corporate Governance, Ethics and Compliance. We are committed to strong corporate governance practices that ensure Kadant is managed for the long-term benefit of our stockholders and other stakeholders.
•In 2020, we became a signatory to the United Nations Global Compact (UNGC), the world's largest corporate sustainability initiative. Under the UNGC, members are encouraged to align their operations and strategies with universal principles on human rights, labor, environment, and anti-corruption and take strategic actions to advance broader societal goals, such as the UN Sustainable Development Goals. In March 2024, we filed our annual Communication on Progress, detailing our efforts to implement the principles of the UNGC.
•Our executive leadership team is responsible for the day-to-day management of the risks that our company faces, while the board of directors, acting as a whole and through its committees, has responsibility for the oversight of risk management. The risk oversight and sustainability committee assists the board of directors in fulfilling its responsibilities regarding the identification, prevention, evaluation, management, and monitoring of our company’s critical enterprise risks, including major strategic, operational, and reputational risks inherent in our business, including with respect to privacy and cybersecurity, legal, regulatory, our sustainability efforts and goals, as well as climate-related risks and opportunities. The risk oversight and sustainability committee meets regularly with our chief executive officer and senior management to discuss enterprise risk management and sustainability.
•Several central policies and guidelines serve as the foundation of our commitment to our values, and clearly delineate what we expect of our employees and senior leadership of the company. We have a CEO message on corporate responsibility posted on our website. Our policies and guidelines include our board of directors' corporate governance guidelines, our code of business conduct and ethics, ethics and compliance hotline, anti-harassment policy, insider trading policy, foreign corrupt practices act policy, global supplier code of conduct, environmental, health and safety policy, human rights policy, conflict minerals policy, and global export control policy.
•Supply Chain Sustainability. As a company that sources from thousands of suppliers from around the world, we recognize the need for our suppliers to abide by and exceed various environmental, social, and economic regulations and standards both from an international perspective, for example human rights, and a country by country basis for countries where our suppliers operate. We manage these risks and regulatory issues in our supply chain primarily through our global supplier code of conduct, in which we have outlined our expectations of our suppliers and subcontractors. In 2021, all of our suppliers received and were requested to acknowledge our global supplier code of conduct, and we successfully screened 80% of our supply chain spending for ESG-related risks. In 2022, we engaged with our top suppliers which were identified as "high risk" from an ESG perspective regarding their plans and processes for moving towards a more sustainable and responsible business model. In 2023, we engaged directly with our top suppliers to encourage them to align with our climate strategy and to set emission reduction targets for their operations in line with the Science Based Targets initiative.

•Innovation. Innovation and continuous improvement are central to our organization. From our earliest years, we have focused on engineering products and processes that help our customers improve operating efficiency, reduce the consumption of resources and energy, and increase productivity. Engineering innovative products and processes is an intrinsic element of our culture. We are committed to focusing on our customers’ wants and needs and innovation is how we deliver on this commitment.
•Health, Safety and Wellness. We work to minimize the risks associated with the tasks our employees perform, and we take our responsibility for our employees’ health and safety very seriously. Our businesses follow an occupational health and safety management system that covers employees, who receive appropriate and necessary safety trainings to both protect their own health and safety as well as the people, equipment, and environment around them.
•Recruitment, Retention, and Development. Recruiting, training and developing our employees is crucial for our continued success as a company. Employee training and development programs include tuition reimbursement policies, leadership and career development opportunities, and paid certifications and trainings. The effectiveness of our training and development programs is assessed through our safety records, feedback we collect from participants, and the capabilities that our employees possess and demonstrate to the organization.
•Equal Opportunity and Non-Discrimination. We are an equal opportunity employer and we strive to promote the diversity of our organization. We embrace the diversity of our employees, including their unique backgrounds, experiences, and talents. We seek to create an environment where everyone is valued and appreciated for their distinct contributions to the growth and sustainability of our business. We strive to cultivate a culture and vision of diversity and inclusion that supports and enhances our ability to recruit, develop and retain talent at every level. We are pleased with our progress made with respect to gender and racial and ethnic diversity, particularly with our corporate office, our senior management team and our board of directors. We are also cognizant of and sensitive to the issue of pay equity.
•Energy, Emissions and Climate Change. We are committed to reducing our energy consumption, greenhouse gas (GHG) emissions and climate change footprint.
◦In 2023, we continued to source 100% of our electricity from renewable sources, including through the purchase of renewable energy certificates, for all of our non-renewable energy usage and further explored options for onsite renewable generation. As part of our ongoing commitment to accurately track and reduce our GHG emissions and climate change footprint, we signed a commitment letter with the Science Based Targets initiative (SBTi) that commits us to establishing near- and long-term Science-Based Targets. Since committing to SBTi in December 2023, we have until 2025 to set formal emission reduction targets and goals aligned with the Paris Agreement's ambition of limiting global temperature rise to 1.5°C. Additionally, in 2023, we engaged with top suppliers regarding their climate impact and encouraged them to set science-based emission reduction targets.
◦We recognize the value of setting quantitative goals, not only for financial performance but for our ESG performance. As part of our mission to drive Sustainable Industrial Processing, we have set the following ESG goals for 2024:
▪by December 2025, we will submit our formal targets to SBTi for approval;
▪we will continue to source 100% of our electricity from renewable energy sources through the purchase of renewable energy certificates for all our non-renewable electricity usage and continue to explore options for onsite renewable energy generation; and
▪we will engage with our ten largest suppliers on their greenhouse gas emissions, as well as encourage them to set paths to reduce their emissions.
◦We have taken a variety of steps to minimize our energy usage and reduce the resulting GHG emissions. We also believe our most significant opportunity to lessen our environmental impact is by delivery of products that allow our customers to reduce waste and energy use and maximize yield from the natural resources that they use. By shifting the market toward greater efficiency and the use of more renewable resources, we are playing our part in protecting the environment and ensuring a more sustainable future.
•Effluents, Waste and Recycling. Within our own operations, our efforts to reduce waste and increase recycling and reusability are extensive. Our equipment and products can also reduce the waste streams of our customers, making their processes more efficient and positively impacting their business models.
Our historical and most recent corporate sustainability reports, which are not incorporated by reference into this proxy statement, can be found on our website www.kadant.com.

STOCK OWNERSHIP
The following table sets forth the beneficial ownership of shares of our common stock as of March 1, 2024, with respect to:
•those persons we know to beneficially own more than 5% of the outstanding shares of our common stock based on our review of filings made with the SEC;
•each of our directors;
•each of our executive officers named in the Summary Compensation Table under the heading “Executive Compensation;” and
•all of our directors and executive officers as a group.
Unless otherwise indicated, the address of any person or entity listed is c/o Kadant Inc., One Technology Park Drive, Westford, Massachusetts 01886. The applicable percentage of beneficial ownership is based on 11,718,808 shares of our common stock outstanding as of March 1, 2024.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number (2)	% of Class
Kayne Anderson Rudnick Investment Management, LLC (3)	1,329,386	11.3%
Wasatch Advisors LP (4)	1,064,414	9.1%
BlackRock, Inc. (5)	940,228	8.0%
Neuberger Berman Group LLC (6)	911,582	7.8%
The Vanguard Group (7)	661,286	5.6%
Capital International Investors (8)	612,359	5.2%
John M. Albertine	6,951	*
Thomas C. Leonard	11,297	*
Rebecca Martinez O'Mara	1,338	*
Jonathan W. Painter	7,618	*
Erin L. Russell	4,611	*
Jeffrey L. Powell	65,621	*
Michael J. McKenney	26,494	*
Stacy D. Krause	2,797	*
Michael C. Colwell	3,315	*
Fredrik H. Westerhout	2,681	*
All directors and executive officers as a group (14 persons)	160,857	1.4%
* Less than 1%
(1)The number of shares beneficially owned by each stockholder is determined under the rules of the SEC, and the information provided is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, as determined under such rules, each stockholder has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares reported in this table. The inclusion of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.
(2)Shares beneficially owned by the following individuals or group include the following shares underlying restricted stock units (RSUs) that will vest or become distributable within 60 days after March 1, 2024: Mr. Powell (14,375), Mr. McKenney (4,373), Ms. Krause (2,797), Mr. Colwell (1,612), Mr. Westerhout (1,294) and all directors and current executive officers as a group (29,286). Shares beneficially owned by Mr. Painter include three shares held in a custodial account for the benefit of his son.
(3)The address of Kayne Anderson Rudnick Investment Management, LLC (Kayne Anderson) is 2000 Avenue of the Stars, Suite 1110, Los Angeles, California 90067. The information about Kayne Anderson is based on its Schedule 13G/A filed with the SEC on February 13, 2024, and is as of December 31, 2023. According to Kayne Anderson, as of December 31, 2023, Kayne Anderson had sole voting power over 947,360 shares of common stock, shared voting power over 245,884, sole dispositive power over 1,083,502 shares of common stock and shared dispositive power over 245,884 shares of common stock.

(4)The address of Wasatch Advisors LP is 505 Wakara Way, Salt Lake City, Utah 84108. The information about Wasatch Advisors LP is based on its Schedule 13G/A filed with the SEC on February 9, 2024, and is as of December 31, 2023. According to Wasatch Advisors LP, as of December 31, 2023, Wasatch Advisors LP had sole voting power over 1,064,414 shares of common stock, shared voting power over 0 shares of common stock, sole dispositive power over 1,064,414 shares of common stock and shared dispositive power over 0 shares of common stock.
(5)The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. BlackRock, Inc. filed as the parent holding company of BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd. The information about BlackRock, Inc. is based on its Schedule 13G/A filed with the SEC on January 25, 2024, and is as of December 31, 2023. According to BlackRock Inc., as of December 31, 2023, BlackRock Inc. had sole voting power over 925,101 shares of common stock, shared voting power over 0 shares of common stock, sole dispositive power over 940,228 shares of common stock and shared dispositive power over 0 shares of common stock.
(6)This information is based on a Schedule 13G/A filed jointly by Neuberger Berman Group LLC, Neuberger Berman Investment Advisors LLC, Neuberger Berman Equity Funds and Neuberger Berman Genesis Fund (collectively, Neuberger Berman). The principal business address of Neuberger Berman is 1290 Avenue of the Americas, New York, New York 10104. The information about Neuberger Berman is based on its Schedule 13G filed with the SEC on February 13, 2024, and is as of December 31, 2023. According to Neuberger Berman, as of December 31, 2023, Neuberger Berman Group LLC had sole voting power over 0 shares of common stock, shared voting power over 900,912 shares of common stock, sole dispositive power over 0 shares of common stock and shared dispositive power over 911,582 shares of common stock. According to Neuberger Berman Investment Advisors LLC, as of December 31, 2023, Neuberger Berman Investment Advisors LLC had sole voting power over 0 shares of common stock, shared voting power over 900,815 shares of common stock, sole dispositive power over 0 shares of common stock and shared dispositive power over 911,372 shares of common stock. According to Neuberger Berman Equity Funds, as of December 31, 2023, Neuberger Berman Equity Funds had sole voting power over 0 shares of common stock, shared voting power over 610,104 shares of common stock, sole dispositive power over 0 shares of common stock and shared dispositive power over 610,104 shares of common stock. According to Neuberger Berman Genesis Fund, as of December 31, 2023, Neuberger Berman Genesis Fund had sole voting power over 0 shares of common stock, shared voting power over 610,104 shares of common stock, sole dispositive power over 0 shares of common stock and shared dispositive power over 610,104 shares of common stock.
(7)The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information about The Vanguard Group is based on its Schedule 13G/A filed with the SEC on February 13, 2024, and is as of December 29, 2023. According to The Vanguard Group, as of December 29, 2023, The Vanguard Group had sole voting power over 0 shares of common stock, shared voting power over 21,453 shares of common stock, sole dispositive power over 627,356 shares of common stock and shared dispositive power over 33,930 shares of common stock.
(8)The address of Capital International Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071. The information about Capital International Investors is based on its Schedule 13G/A filed with the SEC on February 9, 2024, and is as of December 29, 2023. According to Capital International Investors, as of December 29, 2023, Capital International Investors had sole voting power over 612,359 shares of common stock, shared voting power over 0 shares of common stock, sole dispositive power over 612,359 shares of common stock and shared dispositive power over 0 shares of common stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our securities. Based solely upon a review of these filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2023 on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Objectives
Our compensation policies are designed to reward and motivate executives to achieve long-term value for our stockholders by meeting our business objectives, and to attract, engage and retain dedicated, talented individuals. We believe that an executive compensation program, designed and administered with a clear and strong link to our business strategy, long-term goals, and value creation for our stockholders, will accomplish these objectives.
Executive Summary
Our executive compensation program emphasizes compensation linked to objective performance measures, which we believe are related to the creation of stockholder value. Highlights of our compensation program include the following:
•Cash compensation in the form of base salary and an annual performance-based cash incentive opportunity (bonus). We use objective financial measures based on earnings per share growth and return on average stockholders’ equity to determine our executives’ annual performance-based bonuses and there is no individual performance component.
•Equity compensation to reward performance and retain key personnel. We annually award performance-based restricted stock units that use objective financial measures based on EBITDA. All performance-based awards are subject to additional time-based vesting periods once the performance goals have been met. We also use equity compensation in other forms that are intended to promote retention of our key personnel, and for this purpose have used time-based RSUs.
•All of our current named executive officers are employees-at-will. All of our current named executive officers are employees-at-will and do not have an employment agreement or severance agreement other than an agreement that provides benefits upon termination of employment following a change in control, except for Mr. Westerhout. The employment agreement with Mr. Westerhout, who serves as our vice president and resides in The Netherlands, contains terms and conditions more typical of European executives. See "Compensation Discussion and Analysis - Other Elements of Compensation and Compensation Policies," "Executive Compensation - Pension Benefits" and “Executive Compensation - Potential Payments Upon Termination or Change in Control” for more information on the change in control agreements and the employment agreement with Mr. Westerhout.
We believe that our executive compensation program provides compensation opportunities that reflect our company’s performance and align the pay of our executives to the long-term interests of our stockholders. Fiscal 2023 was a record-setting year across key metrics, which led to full year increases in revenue, operating cashflow, adjusted diluted EPS, adjusted EBITDA and adjusted EBITDA margin compared to the prior fiscal year. For fiscal 2023, our corporate performance measures used in our incentive plans resulted in our named executive officers earning above target performance-based cash bonus awards and earning above target under our performance-based equity award program.
2023 Financial Performance Highlights
Our compensation committee typically makes its determinations on executive compensation for our named executive officers, including our chief executive officer, in February and March of each year, after our company’s financial results for the prior year have been determined. We reported the following financial highlights for fiscal 2023:
•Revenue of $958 million in 2023, compared to $905 million in 2022, an increase of 6%;
•GAAP diluted EPS of $9.90 in 2023, a decrease of 4% compared to $10.35 in 2022, which included a $1.30 gain on sale of a facility;
•Adjusted diluted EPS of $10.04 in 2023, compared to $9.24 in 2022, an increase of 9%;
•Net income attributable to Kadant of $116 million in 2023, a decrease of 4% compared to $121 million in 2022, which included a $15 million after-tax gain on the sale of a facility;
•Adjusted EBITDA of $201 million in 2023, compared to $189 million in 2022, an increase of 6%;
•Adjusted EBITDA margin of 21.0% in 2023, compared to 20.9% in 2022;
•Operating cash flows of $166 million in 2023, compared to $103 million in 2022, an increase of 61%; and
•Backlog of $310 million at year end 2023.

We were pleased with our company’s record-setting financial performance in 2023 despite the challenges brought about by inflationary pressures, geopolitical tensions, labor availability and macroeconomic headwinds in Europe and China. Our closing stock price was $280.31 at the end of fiscal 2023, compared to $177.63 at the end of our 2022 fiscal year. Our one- and three-year TSR remained strong. Our one-year TSR in 2023 was 58% and our three-year TSR was 26%.
Our compensation committee uses certain financial measures that are derived from generally accepted accounting principles (GAAP) to measure the performance of our named executive officers that are based upon adjusted diluted EPS and adjusted EBITDA, as described below. The non-GAAP financial measures used by our compensation committee and those presented above, including adjusted diluted EPS and adjusted EBITDA, are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. We believe these measures allow us to compare results consistently between periods and to exclude certain items that may not be indicative of our core business, operating results or future outlook. A reconciliation of the non-GAAP financial measures presented above to the most comparable GAAP measures is included in Annex B to this proxy statement.
2023 Say-on-Pay Vote
Our stockholders cast an advisory vote (“say on pay”) annually on the executive compensation of our named executive officers. At our company’s 2023 annual meeting of stockholders, stockholders had the opportunity to approve our executive compensation program by casting a non-binding, advisory vote. A substantial majority of our stockholders approved our program (approximately 93% of the shares voted were cast in favor), indicating to our compensation committee that our stockholders do not believe major changes to our executive compensation program were necessary. Our compensation committee considered the 2023 stockholder vote in making its determinations regarding the structure of our compensation program in 2024.
Determining Compensation
The compensation committee of our board of directors has primary responsibility for developing and evaluating the executive compensation for the named executive officers of our company included in the Summary Compensation Table below under “Executive Compensation.” In making compensation decisions, our compensation committee reviews our company’s performance and evaluates each executive’s performance during the year, taking into consideration performance goals, leadership qualities, scope of responsibilities, career experience, long-term potential as well as data on market compensation opportunities for comparable positions. Our compensation committee also uses its judgment in making compensation decisions.
Our compensation committee is directly responsible for evaluating the performance of our chief executive officer and determining his compensation in light of the goals and objectives of our compensation program. It also oversees the design, development and implementation of the executive compensation program for all executive officers. Our compensation committee assesses the performance of our other named executive officers and determines their compensation, based on initial recommendations from the chief executive officer. The other named executive officers do not play a role in their own compensation determinations, and our compensation committee delegates to the chief executive officer the responsibility to communicate its compensation decisions and assessment of performance to the other named executive officers.
Role of Compensation Committee Consultant. Our compensation committee retains a nationally-recognized firm, Willis Towers Watson, as its independent compensation consultant to assess the competitiveness and design of our executive compensation program and to advise the committee on the amount and form of executive compensation and succession planning. Our compensation committee has assessed the independence of Willis Towers Watson pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent the independent representation of our compensation committee.
Our compensation committee generally relies on Willis Towers Watson to provide it with comparison group benchmarking data and information as to market practices and trends, to inform it of evolving and best practices in executive compensation, and to summarize alternative proposals in structuring executive compensation arrangements. Willis Towers Watson meets regularly with our compensation committee and attends executive sessions without management as requested by our compensation committee.
Compensation Peer Group. As noted above, Willis Towers Watson provides market data and other specific information on executive compensation practices and regularly meets with our compensation committee and management to discuss specific compensation data and compensation trends. To ensure that compensation levels are generally aligned with competitive market rates, our compensation consultant conducted a competitive compensation review or a “benchmarking study” based on 2022 proxy and survey data which was used to review and help determine competitive cash and equity-based compensation for our executives for the 2023 fiscal year.
Our compensation consultant conducted a benchmarking study based on 2023 proxy and survey data which was used to review and help determine competitive cash and equity-based compensation for our executives for the 2024 fiscal year. For the compensation review, market compensation data was extracted from published executive compensation surveys from Willis Towers Watson’s own and other proprietary databases and annual proxy filings from peer group companies. The companies whose compensation we benchmark include paper and forest product companies and certain diversified manufacturing companies, some of which are principally based in New England, with whom we could potentially compete for executive talent. Because the size of the organizations in our compensation peer group varies, our compensation consultant adjusts the market data from our compensation peer group based on our revenue level to develop more comparable comparisons of executive compensation. While we use substantially the same compensation peer group in our competitive compensation reviews, we make changes in the composition of our compensation peer group to reflect mergers or other extraordinary corporate events (such as bankruptcy filings) and review and confirm the appropriate composition of our compensation peer group.
In March 2022, our compensation committee, following recommendations put forth by our compensation consultant, approved revisions to our compensation peer group in an effort to better align our compensation peer group with our size and industry. The following peer compensation group was used in the executive and director compensation surveys prepared by our compensation consultant to benchmark our executive compensation and non-employee director compensation programs for 2023 compensation. In addition, Neenah, Inc. was removed from our peer compensation group as a result of a merger.

Albany International Corp.	CIRCOR International, Inc.	Louisiana-Pacific Corporation
Altra Industrial Motion Corp.	Columbus McKinnon Corporation	PTC Inc.
Avid Technology, Inc.	EnPro Industries, Inc.	RBC Bearings Incorporated
Barnes Group Inc.	ESCO Technologies Inc.	Standex International Corporation
Charles River Laboratories	Franklin Electric Co., Inc.	Watts Water Technologies, Inc.
International, Inc.
Our 2024 compensation peer group for our executive and non-employee director compensation programs will remain unchanged, other than the removal of Altra Industrial Motion Corp., Avid Technology, Inc. and CIRCOR International, Inc., each of which is no longer a publicly-listed company as a result of a merger.

Albany International Corp.	EnPro Industries, Inc.	PTC Inc.
Barnes Group Inc.	ESCO Technologies Inc.	RBC Bearings Incorporated
Charles River Laboratories	Franklin Electric Co., Inc.	Standex International Corporation
International, Inc.	Louisiana-Pacific Corporation	Watts Water Technologies, Inc.
Columbus McKinnon Corporation
Components of Executive Compensation
Our compensation program meets our executive compensation objectives by using the following pay and benefit elements:

•annual cash compensation, consisting of base salary and cash incentive compensation opportunities;
•long-term (equity) incentive compensation, consisting of a performance-based element and a retention element; and
•other elements of compensation, including retirement and 401(k) plans, health and welfare benefits and change in control agreements.
Our compensation committee believes that the combination of these elements rewards performance, through an assessment of individual performance and company financial measures, aligns the interests of management with our stockholders, and assists in the retention of our executives. We target total direct compensation (the combination of base salary and short and long-term incentives) and each component thereof for our named executive officers generally between the 50th percentile (median) and 60th percentile of our compensation peer group adjusted based on our revenue level for executives in similar roles, with similar responsibilities and experience. The majority of target direct compensation for our named executive officers is in the form of performance-based pay, consisting of the annual cash incentive opportunity and equity incentive compensation elements of our compensation program, with the intent of rewarding above-average performance, if achieved. In addition, our compensation committee may grant special bonuses on an individual or group basis in recognition of extraordinary achievements or to address other special situations. No such special bonuses were paid for 2023.
As shown below, target total direct compensation consists of base salary, target annual cash incentive compensation opportunity and target long-term incentive compensation opportunity. For an individual named executive officer, total target direct compensation may be higher or lower than the median of our compensation peer group, and each element of compensation may be above or below the median for that element, based on a number of factors, including assessments of the executive’s job responsibilities, length of service, experience and skills.

Total Target Direct Compensation	=	Base Salary	+	Target Annual Cash Incentive Compensation Opportunity (or Target Bonus)	+	Target Long-Term Incentive Compensation Opportunity

Our components of total target direct compensation granted during fiscal year 2023 were:

Compensation Element	Form of Compensation	Purpose	Performance Criteria

Base Salary	Cash	Provides compensation that is not “at risk” to our named executive officers to reward them for their skill sets and service	Not performance-based; reflects skills and experience of our named executive officers

Annual Cash Incentive Compensation	Cash	Motivates our named executive officers to achieve company performance objectives	Performance-based: objectively measured using adjusted diluted EPS and return on shareholder investment metrics

Long-term Incentive Compensation	Performance-based Restricted Stock Unit Awards (typically represents approximately 80% of value of annual long-term incentive compensation award)
Provides incentive for our named executive officers to focus on company income growth and align with interests of our stockholders; once earned, encourages retention over a three-year vesting period from the time of grant

Performance-based: objectively measured using an adjusted EBITDA target
	Time-based Restricted Stock Unit Awards (typically represents approximately 20% of value of annual long-term incentive compensation award)	Encourages retention of our named executive officers over a three-year vesting period	Not specifically performance-based, but at risk and aligned with shareholder value creation (based on stock price performance)
In furtherance of our pay-for-performance philosophy, our executive compensation program links a significant proportion of our executives’ total target direct compensation opportunity directly to company performance. As illustrated in the charts below, our compensation committee structured Mr. Powell’s total target direct compensation opportunity as president and chief executive officer for 2023 so that approximately 80% of his pay was “at risk” and approximately 68% of his pay was explicitly “performance-based.” For our other named executive officers (NEOs), on average, approximately 61% of their total direct compensation opportunity was “at risk” and approximately 53% was explicitly “performance-based." For this purpose, we categorize our executives’ target bonus opportunity and the grant date fair value of performance-based and time-based RSUs in the calculation of “at risk” compensation and then exclude the grant date fair value of time-based RSUs to calculate “performance-based” compensation.

Our compensation committee regularly assesses the design and effectiveness of our executive compensation program. In March 2023, our compensation committee determined that, based on the performance achieved in recent years and consistent with its compensation philosophy, modest increases in target total direct compensation for our named executive officers were appropriate.
Annual Cash Compensation
Base Salary. Base salaries are determined by considering the executive’s job responsibilities and competitive compensation rates for executives with similar roles at comparable organizations in the marketplace. Base salaries are reviewed and adjusted annually at our compensation committee’s discretion based on a variety of factors, including general or regional economic conditions, cost of living changes, executive performance and changes in market rates of pay for comparable executives. In March 2023, our compensation committee approved salary increases for 2023 for our named executive officers of 7.7% on average, including an increase of 16.8% for Mr. Colwell to better align his compensation with the 50th percentile of our peer group.
Cash Incentive Compensation. Cash incentive compensation opportunities are provided annually and objectively determined based on the achievement of predetermined quantitative performance measures under our stockholder-approved annual cash incentive plan. In March 2022, our board of directors approved an amendment of our cash incentive plan which amended and restated the prior cash incentive plan reapproved by stockholders and effective as of May 17, 2017, which was due to be terminated at our 2022 annual meeting of stockholders, to remove references to Section 162(m) of the Internal Revenue Code (Section 162(m)) as such section is no longer applicable to the cash incentive plan. The amendment and restatement removed the prior dollar limit on individual awards under the cash incentive plan, which had been included because it was required by Section 162(m). Stockholder approval of the cash incentive plan, which was a Section 162(m) requirement, is no longer required, and the cash incentive plan shall remain in effect for future years unless and until amended, terminated, or replaced at the discretion of the board of directors. Each year, our compensation committee selects the executives who will receive an incentive opportunity under the plan, establishes a reference (i.e., target) bonus for each executive based on competitive market compensation data, determines the performance period applicable to the award and establishes the performance goals and ranges applicable to the awards.
Our annual cash incentive program is designed to measure performance objectively and our compensation committee believes that the design of our annual incentive program is highly effective in delivering incentives correlated to the financial performance of our company and uses effective benchmarks of performance.
We use two performance metrics: (i) growth in adjusted diluted EPS as compared to the average adjusted diluted EPS for the prior two fiscal years and (ii) adjusted return on average stockholders’ equity (the average of stockholders' equity at the beginning and end of the fiscal year). Our compensation committee adjusts the performance measures for certain non-recurring items, such as restructuring charges, acquisition costs, amortization of acquired profit inventory and backlog, gains or losses on dispositions of assets, results of discontinued operations, effects or changes in or adoption of accounting principles, write-downs of assets or asset impairment, and discrete tax items to reflect the performance of our continuing operations. At the end of the performance period, actual performance is then measured against a linear scale of performance that assigns a bonus factor to a level of actual performance for each measure. Our performance metrics consist of the following:

•The adjusted diluted EPS metric measures performance from -30% to 40% growth compared to the average of the prior two fiscal years, with a target established at 10% growth (at which an incentive equal to 100% of the reference bonus for that metric would be earned) and a bonus factor assigned using a scale of zero to 2.5;
•The adjusted return on average stockholders’ equity metric measures performance from 4% to 12%, with a target established at an 8% return on average stockholders’ equity (at which an incentive equal to 100% of the reference bonus for that metric would be earned) and a bonus factor assigned using a scale of zero to 2.5;
•The two metrics (growth in adjusted diluted EPS and adjusted return on average stockholders’ equity) are weighted equally; and
•Each performance metric is translated into a bonus factor ranging from zero to 2.5 using the following linear scales:
◦The linear scale used for the adjusted diluted EPS growth metric has two slopes: from -30% to 10%, the bonus factor is calculated on a linear progression from zero to one; and from 10% to 40%, the bonus factor is calculated on a linear progression from one to 2.5. In addition, for purposes of the comparison to prior years, the performance metric used cannot be lower than -30% or higher than 40% and the maximum bonus factor that can be earned is 2.5.
◦The linear scale used for the adjusted return on average stockholders’ equity metric has two slopes: from 4% to 8%, the bonus factor is calculated on a linear progression from zero to one; and from 8% to 12%, the bonus factor is calculated on a linear progression from one to 2.5 and the maximum bonus factor that can be earned is 2.5.
In March 2023, our compensation committee approved the eligible participants under our annual cash incentive plan, determined the performance measures and targets and established the 2023 fiscal year as the applicable performance period. In February 2024, our compensation committee determined the extent to which the performance measures for fiscal 2023 had been met or exceeded. Specifically, our adjusted diluted EPS metric for 2023 was higher than the prior two-year average adjusted earnings per share by 24.26%, and resulted in a bonus factor of 1.71. The adjusted return on average stockholders’ equity was 16.60% for 2023, and resulted in the maximum bonus factor of 2.5. In 2023, these performance measures were weighted equally for all the named executive officers, and resulted in a weighted bonus factor of 2.11. In February 2024, our compensation committee determined to pay cash incentives for 2023 by applying the weighted objective bonus factor to the target bonus opportunity for each executive, resulting in the non-equity incentive plan compensation reported in the Summary Compensation Table set forth below.
The charts below illustrate the linear scales for our performance metrics and our level of achievement in fiscal 2023.

ADJUSTED DILUTED EPS METRIC	ADJUSTED AVERAGE RETURN ON SHAREHOLDERS' EQUITY

2023 Performance
24.26%
PAYOUT
250%
171%
100%
0%
24.26%
THRESHOLD
-30%
TARGET
10%
MAXIMUM
40%
PERFORMANCE

2023 Performance
16.60%
PAYOUT
250%
100%
16.60%
THRESHOLD
4%
TARGET
8%
MAXIMUM
12%
PERFORMANCE

In March 2024, our compensation committee selected the executives who are eligible to receive incentive opportunities under our annual cash incentive plan for 2024, including our named executive officers, determined the performance measures and targets and established the 2024 fiscal year as the applicable performance period. Our compensation committee approved increases of approximately 16.1% on average in the target bonus opportunities of our named executive officers, including increases of approximately 10.3% for Mr. Powell, 13.0% for Ms. Krause, 17.8% for Mr. Colwell, 22.4% for Mr. McKenney and 16.8% for Mr. Westerhout in order to better align their respective compensation with our compensation philosophy.

Long-term Incentive Compensation
Our compensation committee considers the award of equity-based incentives to the named executive officers each year the most essential part of our executive compensation program. Our compensation committee annually evaluates our equity compensation program against market practice using surveys conducted by its independent compensation consultant, and generally targets the total estimated value of the long-term equity awards to be delivered to executive officers between the 50th and 60th percentiles of market compensation for long-term equity awards for executives in comparable positions based on our survey data. Our committee may also adjust the estimated value to be delivered to reflect the committee’s assessment of individual performance, value to the organization, and similar factors. Specific target equity incentive opportunities may be higher or lower than the 50th percentile. Our compensation committee believes that a portfolio of performance-focused equity incentive vehicles and retention-focused, shareholder-aligned equity incentive vehicles allows executives to be compensated for both shorter-term performance and incorporates a longer-term retention element. Our compensation committee currently uses performance-based RSUs as the performance-focused element of its equity incentive program and substantially fewer time-based RSUs as the retention element of its equity incentive program. Approximately 80% of the value of the annual equity incentive awards to the named executive officers has been in the form of performance-based RSUs.
Performance-based RSUs have a one-year performance measurement period linked to the fiscal year in which they are granted. Our compensation committee uses as the performance measure EBITDA generated from our continuing operations for the fiscal year in which the award is made and adjusted to exclude the effects of restructuring costs and other non-recurring items, results from acquisitions made during the year, depreciation and amortization expenses, and non-cash compensation expenses (adjusted EBITDA). At the end of the fiscal year, our compensation committee determines the actual adjusted EBITDA and compares it to the target adjusted EBITDA, to determine whether and to what extent the performance measure has been achieved, or “earned.” Performance is measured against a linear progression that has two slopes, which is intended to reward performance falling within a performance range of between 50% and 115% of the target performance measure. If actual adjusted EBITDA is between 50% and 100% of the target adjusted EBITDA, the number of shares deliverable pursuant to the RSU is determined using a straight-line linear scale between 50% and 100% of the target RSU amount. If actual adjusted EBITDA is between 100% and 115% of the target adjusted EBITDA, the number of shares deliverable pursuant to the RSU is determined using a straight-line linear scale between 100% and 150% of the target RSU amount. If actual adjusted EBITDA is below 50% of the target adjusted EBITDA, no shares are earned and the RSU is forfeited. To the extent the performance conditions on an RSU award are met, it is then subject to additional time-based vesting in three equal annual installments on March 10, beginning with the year following the year of grant, provided that the executive remains employed with our company on the applicable vesting date. Our compensation committee seeks to establish an aggressive, but achievable, adjusted EBITDA target based on our company’s expectations for each fiscal year.
In March 2023, our compensation committee awarded performance-based RSUs and time-based RSUs to our named executive officers. The estimated value of the March 2023 awards granted to our named executive officers, including our chief executive officer, was split approximately 80/20 between performance-based RSUs and time-based RSUs. The grant date fair value of the time-based RSUs and performance-based RSUs was $215.49 per share. The target adjusted EBITDA established by our compensation committee for the 2023 fiscal year for the performance-based RSUs was $194.3 million. In February 2024, our compensation committee determined that the actual adjusted EBITDA for fiscal year 2023 used for this purpose was $212.3 million, which represented 109.3% of the target adjusted EBITDA, resulting in an adjustment increasing the number of performance-based RSUs earned for the 2023 fiscal year equal to 130.9% of the target RSU amount for each executive. The earned time-based RSUs and performance-based RSUs awarded in 2023 to our named executive officers are reported below in the table “Executive Compensation – Grants of Plan-Based Awards in Fiscal 2023.”

The chart below illustrates the linear scale used for measuring performance under our performance-based RSUs and our level of achievement in fiscal 2023.

2023 Performance
109.3%
2023 Payout
130.9%
PAYOUT
150%
130.9%
100%
109.3%
THRESHOLD
50%
TARGET
100%
MAXIMUM
115%
PERFORMANCE

In March 2024, our compensation committee awarded performance-based RSUs and time-based RSUs to our current named executive officers. The estimated value of the March 2024 awards granted to the named executive officers, was split approximately 80/20 between performance-based RSUs and time-based RSUs. The grant date fair value of the time-based RSUs and performance-based RSUs granted to the named executive officers in March 2024 was $317.40 per share.
Other Elements of Compensation and Compensation Policies
Perquisites. Our named executive officers generally do not receive perquisites, other than Mr. Westerhout. The employment agreement with Mr. Westerhout (Employment Agreement), who serves as our vice president and resides in The Netherlands, contains terms and conditions more typical of European executives. The Employment Agreement provides, among other things, that Mr. Westerhout is entitled to receive, on a monthly basis, a tax free reimbursement allowance of EUR 150, as well as home internet and car lease allowances. See Footnote 3 in "Executive Compensation - 2023 Summary Compensation Table" for more information.
Retirement and 401(k) Plans. We offer a 401(k) plan to our employees based in the United States, including our named executive officers. The 401(k) plan provides for a company matching contribution based on the amount the employee voluntarily contributes, up to a maximum amount. Additionally, Mr. Westerhout, who serves as our vice president and resides in The Netherlands, is entitled to certain pension payments under Dutch law and the Employment Agreement. See "Executive Compensation - Pension Benefits" for more information.
Health and Welfare Benefits. We offer health and welfare benefits to all salaried employees. These benefits include medical benefits, dental benefits, life insurance, short- and long-term disability plans, accidental death and dismemberment insurance, travel insurance, dependent care and flexible spending accounts and other similar benefits. The cost of these programs is not included in our Summary Compensation Table below for the named executive officers (except as noted) because they are offered to employees generally. We do not provide post-retirement health coverage to our named executive officers, unless otherwise set forth in an executive transition agreement.
Employment and Severance Agreements. In general, we do not enter into employment or severance agreements with our named executive officers, other than the change in control agreements described below and the Employment Agreement with Mr. Westerhout. Under the terms of the Employment Agreement, Mr. Westerhout is entitled to severance compensation under certain circumstances. See "Executive Compensation - Potential Payment Upon Termination or Change in Control" for a discussion of the potential severance payments to Mr. Westerhout.
Change in Control Agreements. We have had executive retention agreements in effect with our named executive officers since 2001 (except for Mr. Powell, whose agreement was entered into in 2008, when he joined our company, and Mr. Colwell, Ms. Krause and Mr. Westerhout whose agreements are described below). These agreements provide severance benefits to our named executive officers if their employment is terminated under specified circumstances within 24 months after a change in control (known as a “double trigger”). We believe that such agreements help retain key management in times of transition and enable them to focus on the business and the best interests of stockholders without undue concern for the security of their jobs. These agreements are described below under “Executive Compensation – Potential Payments Upon Termination or Change in Control – Executive Retention Agreements.”
In 2015, our board of directors determined that no tax gross-ups for purposes of excess parachute payments under Section 280G of the Code would be included in future executive retention agreements entered into with any of our employees. In November 2016, our board of directors adopted a new form of executive retention agreement to be entered into with our officers appointed after 2015 who previously did not have executive retention agreements. Ms. Krause entered into this form of agreement in 2018 upon her promotion to vice president, general counsel and secretary, Mr. Colwell entered into this form of agreement in 2019 upon his promotion to vice president, and Mr. Westerhout entered into this form of agreement in 2022 upon his promotion to vice president. This form of agreement provides severance benefits to our officers if their employment is terminated under specified circumstances within 24 months after a change in control. However, this form of agreement does not provide any tax gross-ups and instead provides that the benefits will be cut back if the application of the parachute payment tax under Section 4999 of the Code on the full amount would leave the executive with a lower net amount than having the benefit cut back to the point at which the parachute payment tax does not apply.
Executive Succession Planning
Our compensation committee has a formal process for evaluating succession plans for the chief executive officer and key executive positions within the company. Each year, our compensation committee reviews the succession plans prepared for these positions by management and considers the leadership qualities and long-term potential of our executive team.
Clawback Policy
In May 2023, our board of directors adopted a new, NYSE-compliant compensation recovery policy or “clawback policy” that supersedes our policy from 2016 regarding incentive compensation awarded to our executive officers in the event of material noncompliance with any financial reporting requirements under the U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In the event we were required to prepare an accounting restatement to correct one or more material errors, we will attempt to recover, reasonably promptly from our current and former executive officers who received incentive-based compensation during the preceding three-year period, the amount in excess of what should have been paid to the executive officer based on the corrected data. Incentive-based compensation includes any compensation granted, earned or vested wholly or in part upon the attainment of any financial measures, such as cash incentive compensation and performance-based RSUs.
Policy on Deductibility of Compensation
While the compensation committee generally considers the financial accounting and tax implications to us of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers in 2023. Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, tax legislation signed into law on December 22, 2017 eliminated the performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid in any one year to each of the specified officers that is not covered by the transition rules will not be deductible by us.
Policy on Pledging and Hedging of Company Stock
We believe that our directors and officers should not use financial vehicles such as hedges to protect themselves from declines in our stock price or to pledge our stock as collateral in margin accounts or other loans. We maintain a policy prohibiting our directors and officers from pledging our stock as collateral for any loan or margin account. In addition, we prohibit our directors and officers from hedging their ownership of our stock, whether in the form of prepaid variable forwards, equity swaps, collars and exchange funds, or other vehicles designed to allow an individual to hold our stock without the full risks and rewards of ownership. These prohibitions are contained in our Insider Trading Policy and Procedures and are communicated regularly to our directors and officers.
Stock Ownership Guidelines
We believe that executive stock ownership is important in aligning the interests of our executives with those of our stockholders. In March 2011, our board adopted stock ownership guidelines for our executive officers that require our chief executive officer to hold shares equivalent in value to three times his annual base salary and our other executive officers to hold shares equivalent in value to one time their annual base salary. For purposes of calculating stock ownership, we include shares beneficially held by each executive officer and time-based and performance-based RSUs to the extent the performance measure has been met or earned, even if the RSU is unvested. We do not include vested or unvested stock options. Compliance with the guidelines is measured annually following the close of the fiscal year, and our executive officers have five years from the later of the adoption of our stock ownership guidelines or their appointment as an executive officer to attain compliance.
In 2015, we enhanced our stock ownership guidelines to require our executive officers to hold 50% of shares issued upon the vesting of RSUs until our stock ownership guidelines are met. In 2021, we amended our stock ownership guidelines to require our chief executive officer and members of our board of directors to hold shares of our stock equivalent in value to four times annual base salary or retainer, as applicable. In March 2022, after reviewing market practices of comparable organizations, our compensation committee approved an amendment to our stock ownership guidelines that requires our chief executive officer to hold shares of our stock equivalent in value to five times his annual base salary, which is aligned with the revised stock ownership requirements for our board of directors. Our director stock ownership guidelines are described under “Director Compensation.”
As of March 1, 2024, all of our executive officers were in compliance with our then current stock ownership guidelines.
Risk Assessment of Our Compensation Policies
Our compensation committee has reviewed our compensation program with its compensation committee consultant, and based on that review, has concluded that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company. We believe that our policies are applied consistently across our businesses, and that our focus on corporate profitability, as opposed to other measures such as revenue growth, encourages consistent behavior across our organization.
COMPENSATION COMMITTEE REPORT
The compensation committee of our board of directors has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on such review and discussions, the compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
By the compensation committee of the board of directors,
John M. Albertine (chairman)
Thomas C. Leonard
Rebecca Martinez O'Mara

EXECUTIVE COMPENSATION
2023 Summary Compensation Table
The following table summarizes compensation information for the last three completed fiscal years for each individual who served as our chief executive officer (our principal executive officer), our chief financial officer (our principal financial officer), and our three other most highly compensated current executive officers in fiscal 2023. These executive officers are collectively referred to as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)(2)	All Other Compen- sation ($)(3)	Total ($)
Jeffrey L. Powell	2023	$898,900	$3,277,818	$1,835,700	$19,380	$6,031,798
President and	2022	$845,000	$2,031,868	$2,050,000	$18,130	$4,944,998
Chief Executive Officer	2021	$831,600	$3,070,380	$2,016,500	$15,690	$5,934,170
Michael J. McKenney	2023	$505,100	$964,749	$563,800	$19,380	$2,053,029
Executive Vice President and	2022	$491,000	$671,553	$668,000	$18,078	$1,848,631
Chief Financial Officer	2021	$478,200	$912,493	$668,000	$15,576	$2,074,269
Stacy D. Krause	2023	$440,100	$599,278	$438,900	$19,037	$1,497,315
Senior Vice President, General	2022	$411,000	$450,180	$438,800	$17,617	$1,317,597
Counsel and Secretary	2021	$385,800	$579,945	$359,800	$15,088	$1,340,633
Michael C. Colwell	2023	$445,100	$448,866	$485,300	$146,081	$1,525,347
Vice President (4)	2022	$381,000	$252,859	$405,000	$111,968	$1,150,827
Fredrik H. Westerhout	2023	$400,377	$448,866	$464,654	$131,317	$1,445,214
Vice President (5)(6)	2022	$369,702	$274,566	$415,916	$47,846	$1,108,030

(1)Represents the aggregate grant date fair value for equity awards made to our named executive officers in fiscal years 2021, 2022 and 2023. The amounts reported in this table do not reflect whether the named executive officer has actually realized a financial benefit from the award. Grant date fair value of equity awards is computed in accordance with ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate grant date fair value in this proxy statement, please refer to Notes 1 and 3 of the financial statements in our annual report on Form 10-K for the year ended December 30, 2023. For performance-based RSU awards, these amounts reflect the grant date fair value of such awards based upon actual outcome of awards earned in 2023. The maximum potential value of the performance-based RSU awards (assuming the highest level of performance achievement) that could have been earned in 2023 was: Mr. Powell - $3,153,804; Mr. McKenney - $928,008; Ms. Krause - $576,328; Mr. Colwell - $431,519; and Mr. Westerhout - $431,519.
(2)Represents amounts earned for 2021, 2022, and 2023 under our annual cash incentive plan. Our 2023 cash incentive plan awards are described above under “Compensation Discussion and Analysis – Annual Cash Compensation.”
(3)Represents the total amount of all other compensation provided to our named executive officers, and for 2023 includes (a) employer contributions under our 401(k) savings plan made on behalf of the named executive officer, (b) employer payments to cover premiums for life insurance policies for the benefit of the named executive officer, (c) in the case of Mr. Colwell, housing relocation expenses in 2023 of $61,412 related to his relocation from our subsidiary Kadant Carmanah Design in Surrey, British Columbia to our corporate headquarters in Westford, Massachusetts in connection with his promotion to vice president of Kadant Inc., and $65,603 in tax gross ups in 2023 for such expenses, and (d) in the case of Mr. Westerhout, car lease payments in 2023 of $18,212, home internet payments in 2023 of $706, tax free reimbursements in 2023 of $1,948, excess disability insurance payments in 2023 of $7,688, and pension payments in 2023 of $98,831. In 2023, our employer contribution made under our 401(k) savings plan was $16,500 for each named executive officer, other than Mr. Westerhout. In 2023, our life insurance policies provided coverage of two times an executive’s base salary up to a maximum of $1 million, and the premiums paid by us on behalf of the named executive officers were as follows: Mr. Powell - $2,880; Mr. McKenney - $2,880; Ms. Krause - $2,537; Mr. Colwell - $2,566; and Mr. Westerhout - $3,932.
(4)Mr. Colwell was not a named executive officer in 2021. His compensation is therefore only disclosed for the years ended December 31, 2022 and December 30, 2023.
(5)Mr. Westerhout was not a named executive officer in 2021. His compensation is therefore only disclosed for the years ended December 31, 2022 and December 30, 2023.
(6)All amounts for Mr. Westerhout, who works and resides in The Netherlands, were calculated based on a conversion rate equal to the daily average of the Euro to U.S. Dollar in 2023, which was 1.0821.
Pension Benefits
Other than Mr. Westerhout, none of our named executive officers receive pension benefits. The Employment Agreement with Mr. Westerhout, who serves as our vice president and resides in The Netherlands, provides for terms and conditions more typical of European executives, including, among other things, certain pension benefits. Under Dutch law, which governs the Employment Agreement, Mr. Westerhout is entitled to participate in the Dutch government pension fund for the metal and technology sector. In 2023, we paid a total of $98,831 for Mr. Westerhout's pension benefits. All amounts for Mr. Westerhout were calculated based on a conversion rate equal to the daily average of the Euro to U.S. Dollar in 2023, which was 1.0821. See Footnote 3 in "Executive Compensation - 2023 Summary Compensation Table" for details.

Grants of Plan-Based Awards in Fiscal 2023
The following table provides information on individual grants and awards of equity-based compensation made to our named executive officers during fiscal 2023.
Grants of Plan-Based Awards in Fiscal 2023

Name	Grant Date		Estimated Future Payouts under Non-Equity Incentive Plan Awards ($)(1)	Estimated Future Payouts under Equity Incentive Plan Awards (#)	Grant Date Fair Value of Stock Awards ($)(2)
Jeffrey L. Powell	3/7/2023		$1,835,700	—	$—
	3/7/2023	(3)	—	12,772	$2,752,238
	3/7/2023	(4)	—	2,439	$525,580
Michael J. McKenney	3/7/2023		$563,800	—	$—
	3/7/2023	(3)	—	3,759	$810,027
	3/7/2023	(4)	—	718	$154,722
Stacy D. Krause	3/7/2023		$438,900	—	$—
	3/7/2023	(3)	—	2,335	$503,169
	3/7/2023	(4)	—	446	$96,109
Michael C. Colwell	3/7/2023		$485,300	—	$—
	3/7/2023	(3)	—	1,749	$376,892
	3/7/2023	(4)	—	334	$71,974
Fredrik H. Westerhout	3/7/2023		$464,654	—	$—
	3/7/2023	(3)	—	1,749	$376,892
	3/7/2023	(4)	—	334	$71,974

(1)Represents the cash amount earned in 2023 pursuant to an award under our cash incentive plan. In granting the award, our compensation committee established performance goals for the 2023 fiscal year as described in “Compensation Discussion and Analysis – Annual Cash Compensation – Cash Incentive Compensation.” In February 2024, our compensation committee determined the level of achievement of the performance goals resulting in the payout of awards at the level disclosed in this table. See “Compensation Discussion and Analysis – Annual Cash Compensation.”
(2)Represents the grant date fair value of performance-based RSUs or time-based RSUs awarded to our named executive officers in 2023. The per share grant date fair value was $215.49.
(3)Represents a performance-based RSU award granted in 2023 under our Current Plan. These RSU awards were subject to performance goals for the 2023 performance period that our compensation committee determined were met for the 2023 performance period and reflect the grant date fair value based upon actual outcome of awards earned in 2023. See “Compensation Discussion and Analysis – Long-Term Incentive Compensation.” The maximum potential value of the performance-based RSU awards (assuming the highest level of performance achievement) that could have been earned in 2023 was: Mr. Powell - $3,153,804; Mr. McKenney - $928,008; Ms. Krause - $576,328; Mr. Colwell - $431,519; and Mr. Westerhout - $431,519. Once the performance goals are determined to have been met, the RSUs are subject to additional time-based vesting, with one-third of each RSU award vesting on March 10, beginning with the year following the grant, provided that the named executive officer remains employed with our company on each vesting date. The vesting of the RSUs is accelerated upon death, disability or change in control of the company.
(4)Represents a time-based RSU award granted in 2023 under our Current Plan. One-third of the RSUs vest on each anniversary of March 10, beginning on March 10, 2024, provided the named executive officer remains employed with our company on each vesting date. The vesting of the RSUs is accelerated upon death, disability or change in control of our company.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table provides information on outstanding equity awards issued under our Current Plan and held by our named executive officers as of the end of fiscal 2023.
Outstanding Equity Awards at 2023 Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Jeffrey L. Powell	27,978	$7,842,513
Michael J. McKenney	8,501	$2,382,915
Stacy D. Krause	5,417	$1,518,439
Michael C. Colwell	3,431	$961,744
Fredrik H. Westerhout	3,148	$882,416

(1)Represents the number of our shares underlying RSU awards granted in March of 2021, 2022 and 2023, provided that the named executive officer remains employed with our company through the applicable vesting dates. For time-based RSU awards, one-third of each award vests on each of the first, second and third anniversaries of March 10 of the year of grant. For performance-based RSU awards, once the performance criteria is met, one-third of each award vests on each of the first, second and third anniversaries of March 10 of the year of grant. The vesting of RSU awards is accelerated upon death, disability or a change in control of our company. For performance-based RSU awards granted in 2023, these amounts reflect the actual number of awards earned as a result of the performance metrics achieved and determined in 2024.

(2)Based upon the closing price of our common stock of $280.31 on December 29, 2023, the last trading day before the end of our fiscal year.

Option Exercises and Stock Vested in Fiscal 2023
The following table provides information on vesting of restricted stock units during fiscal 2023 for each of our named executive officers. No stock options or other equity awards granted to our named executive officers vested or were exercised during fiscal 2023.
Option Exercises and Stock Vested in Fiscal 2023

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jeffrey L. Powell	15,631	$3,339,406
Michael J. McKenney	4,762	$1,017,353
Stacy D. Krause	3,065	$654,807
Michael C. Colwell	1,445	$308,710
Fredrik H. Westerhout	811	$173,262

(1)Determined by multiplying the number of shares vesting by $213.64, the closing price of our common stock on March 9, 2023, the last trading day prior to the March 10, 2023 vesting date.

CEO Pay Ratio
The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees.
As disclosed in the Summary Compensation Table above, the annual total compensation of Mr. Powell, our president and chief executive officer, was $6,031,798.
We began our analysis of CEO pay relative to median employee pay in 2023 by determining that we had approximately 3,100 employees as of a December 31, 2023 determination date. As is permitted under the SEC rules, we eliminated 11 non-U.S. employees (approximately 0.4% of our total workforce population) from the data set, resulting in a remainder of 3,089 employees. We excluded our employees in Australia (3 employees), Belgium (7 employees) and Japan (1 employee).
As is permitted under the SEC rules, to determine our median employee, we used a consistently applied compensation definition that was not Summary Compensation Table total compensation and instead chose “base pay.” We used a valid statistical sampling methodology to provide a reasonable estimate of the median base pay for the employee population considered (excluding our CEO). Then we identified employees who we expected were paid within a +/- 5% range of that value, for whom we analyzed multiple years of taxable wages to narrow down the list of candidates to those with stable wages. Finally, we selected an employee from that group and determined that person’s Summary Compensation Table annual total compensation.
Our median employee's Summary Compensation Table annual total compensation in fiscal 2023 was $54,223, down from $65,241 in 2022 as a result of less overtime wages. As disclosed above, Mr. Powell’s total compensation as chief executive officer for 2023 was $6,031,798. Based upon this methodology, we estimate that the ratio of CEO pay to median employee pay is 111:1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between our company and any other company.

Potential Payments Upon Termination or Change in Control
Employment Agreement with Mr. Westerhout. The Employment Agreement with Mr. Westerhout, who serves as our vice president and resides in The Netherlands, contains terms and conditions more typical of European executives. Mr. Westerhout also serves as a managing director of certain of our subsidiaries in Europe.
Mr. Westerhout's annual base salary in 2023 was $400,377, which includes an annual holiday bonus equal to 8% of his gross salary, and he is eligible to participate in our cash incentive plan and to receive stock awards as determined by our board of directors. Mr. Westerhout is entitled to 29 holiday days per calendar year and 6.5 days off per calendar year due to a difference between the executive's contractual work week and the standard work week. All amounts for Mr. Westerhout were calculated based on a conversion rate equal to the daily average of the Euro to U.S. Dollar in 2023, which was 1.0821.
The Employment Agreement may be terminated by us with observance of a notice period of four months and by Mr. Westerhout by observance of a notice period of two months. In the event of incapacity for work due to sickness, Mr. Westerhout is entitled to a maximum of 104 weeks of continued payment of salary. Under the Employment Agreement, Mr. Westerhout is entitled to participate in our industry-wide pension fund, including an additional gross pension allowance. Mr. Westerhout is entitled to receive severance payments if he is terminated without cause or resigns as a result of significant changes to his employment responsibilities, in each case, as set forth in the Employment Agreement. In the event Mr. Westerhout is entitled to severance payments, we are required to pay Mr. Westerhout 12 times his monthly salary, plus an amount equal to 150% of his monthly salary for each full year of service from May 2006 from the age of 40 to 50 and 200% of his monthly salary for each full year of service from the age of 50 onwards, subject to a maximum payment cap equal to 36 times his monthly salary. "Monthly salary" is comprised of the fixed monthly base salary, the holiday allowance and 1/12 of the average annual bonus on the basis of the cash incentive plan for the past three fiscal years. The company has also entered into a Current Retention Agreement, as defined below, with Mr. Westerhout and, under the terms of the Employment Agreement, in the event Mr. Westerhout is entitled to payment upon termination or change in control, he will receive payment on the basis of either the Current Retention Agreement or the Employment Agreement, whichever is greater.
The company provides Mr. Westerhout with a leased car and reimburses his home internet payments. Additionally, Mr. Westerhout received a monthly tax free reimbursement of $162 and the company paid excess disability insurance payments of $7,688 on behalf of Mr. Westerhout in 2023.
The Employment Agreement also contains standard intellectual property rights and confidentiality provisions as well as non-competition, non-solicitation and non-recruitment clauses during the term of the Employment Agreement and for 12 months thereafter.
Executive Retention Agreements. We have no employment agreements or severance agreements with our current named executive officers (other than as described for Mr. Westerhout) that provide benefits upon termination of employment, other than executive retention agreements that provide benefits upon termination following a change in control.
Prior Retention Agreements. Executive retention agreements have been in effect with Messrs. McKenney and Powell since 2001 and 2008, respectively (as amended, the Prior Retention Agreements) and provide severance pay and continuation of certain welfare benefits in the event of a change in control and a termination of the executive’s employment under specified circumstances within 24 months following the change in control.
A “change in control” is defined in the Prior Retention Agreements as:
•the acquisition by any person of 20% or more of our outstanding common stock or voting securities;
•the failure of our incumbent directors to constitute a majority of our board of directors, with “incumbent directors” meaning directors who are members of our board of directors on the date of the agreement and members who are subsequently nominated or elected by a majority of the incumbent directors;
•the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange, or the sale or other disposition of all or substantially all of our assets, unless immediately after such transaction (a) the holders of our common stock immediately prior to the transaction own more than 80% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 20% or more of the outstanding voting securities of the resulting or acquiring corporation; or
•approval by our stockholders of a plan to completely liquidate or dissolve our company.
The Prior Retention Agreements provide for the immediate vesting of all of the named executive officer’s unvested equity incentive awards upon a change in control.

In addition, the Prior Retention Agreements provide severance benefits in the event the named executive officer’s employment is terminated during the 24-month period following the change in control (a “double-trigger” event). If there is a change in control and the named executive officer’s employment terminates due to death, disability or voluntarily without “good reason,” the named executive officer receives a lump sum payment equal to:
•his or her salary through the date of termination;
•any cash incentives earned but not yet paid for the most recently completed fiscal year; and
•a pro rata cash incentive for the year in which his or her employment terminates based on the higher of the individual’s current target bonus or cash incentive for the most recently completed fiscal year (a “pro rata bonus”).
In the event the named executive officer’s employment is terminated, either voluntarily with “good reason” or involuntarily “without cause,” during the 24-month period following a change in control, the Prior Retention Agreements provide for severance payments and the continuation of certain welfare benefits. In such event, the named executive officer would receive:
•salary through the date of termination;
•any bonus earned but not yet paid for the most recently completed fiscal year;
•a pro rata bonus (calculated as above);
•a lump sum severance payment equal to two times the sum of the highest annual salary and bonus (or current year reference bonus if higher) within the five years prior to the year of termination;
•continuation of health, welfare and other fringe benefits applicable immediately prior to termination for a period of two years;
•additional age and length of service equal to two years in calculating the pension and supplemental retirement benefits payable to the named executive officers under our Retirement Plan and Restoration Plan; and
•a cash payment to be used toward outplacement services equal to $20,000.
The timing of payments under the Prior Retention Agreements is subject to applicable provisions of Section 409A of the Code. In addition, the Prior Retention Agreements require gross-up payments for any excise tax imposed on the named executive officer if payments under the agreements are deemed to be “excess parachute payments” under Section 280G of the Code (Section 280G).
Current Retention Agreements. In 2016, our board of directors adopted a new form of executive retention agreement for new agreements entered into from and after November 16, 2016 (Current Retention Agreement, and together with the Prior Retention Agreements, the Executive Retention Agreements). Ms. Krause entered into a Current Retention Agreement when she became our vice president, general counsel and secretary on July 1, 2018, Mr. Colwell entered into a Current Retention Agreement when he became our vice president on July 1, 2019 and Mr. Westerhout entered into a Current Retention Agreement when he became our vice president on May 16, 2022.
The Current Retention Agreement is substantially similar to the Prior Retention Agreement, subject to changes to the definitions of “cause” and “good reason” and the exceptions described below.
The “change in control” definition is the same as the Prior Retention Agreement, except that:
•The threshold for an acquisition in the definition of “change of control” has been increased to 40% or more of our outstanding common stock or voting securities (from 20%); and
•In the definition of “change of control”, in the stated requirements for a consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange, or the sale or other disposition of all or substantially all of our assets, the ownership threshold of outstanding voting securities of a resulting or acquiring corporation for holders of our common stock immediately prior to a transaction in the definition of “change of control” has been decreased to 60% (from 80%).
Like the Prior Retention Agreement, the Current Retention Agreement also provides for immediate vesting of all of the named executive officer’s unvested equity incentive awards upon a change in control, provided that the named executive officer executes a release that becomes enforceable within 60 days from his or her date of termination.
In the event that the named executive officer’s employment is terminated, either voluntarily with “good reason” or involuntarily “without cause,” during the 24-month period following a change in control, the Current Retention Agreements provide for severance payments and the continuation of certain welfare benefits. In such event, the named executive officer would receive:
•salary and unpaid accrued vacation pay through the date of termination;
•any bonus earned but not yet paid for the most recently completed fiscal year;
•a pro rata bonus (calculated as above);

•a lump sum severance payment equal to two times the sum of (x) the greater of the executive officer’s highest annual salary in effect in the 12-month period ending on the change of control date or termination date and (y) the greater of average annual bonus within the three years prior to the year of termination or the executive’s reference bonus (the higher of the reference bonus for the year of the change in control or the year of the termination date);
•COBRA premiums for coverage under our group health and dental insurance the named executive officer would have received if employment had not been terminated (less the named executive officer’s portion of the premiums) for a period of 18 months;
•matching contributions we would have made to the named executive officer’s 401(k) if he or she had contributed at the same rate and under the same matching formula for a period of two years;
•reimbursement for any unpaid business expenses submitted prior to the named executive officer's termination date; and
•a cash payment to be used toward outplacement services equal to $20,000.
The Current Retention Agreement does not provide for tax gross-ups for purposes of excess parachute payments under Section 280G. The Current Retention Agreement also provides that benefits will be cut back if the application of the parachute payment tax under Section 4999 of the Code on the full amount would leave the executive with a lower net amount than having the benefit cut back to the point the parachute payment tax does not apply.
If a “change in control” (as defined under the Executive Retention Agreements) had occurred on December 30, 2023 (the last day of our 2023 fiscal year), all of our named executive officers, other than Mr. Westerhout who would be entitled to receive payment under the Employment Agreement if such payment was larger, would have received the cash incentive payment reported in the Summary Compensation Table under the column headed “Non-Equity Incentive Plan Compensation.” In the event of a termination for “cause,” the named executive officer would only receive his or her salary through the date of termination and any previously earned but deferred bonus. If a termination for cause had occurred on December 30, 2023, no additional payments would have been received by our named executive officers.
The following table sets forth the estimated compensation that would have been payable to our named executive officers had a change in control event occurred as of December 30, 2023 and their employment were to have been terminated for good reason by the executive or without cause by us on that date.
Estimated Payments Upon a Change in Control and Termination of Employment for “Good Reason” or
“Without Cause” as of December 30, 2023

Name	Lump Sum Severance Payment (1)	Value of Acceleration of Vesting of Equity Incentives (2)	Continuation of Benefits (3)	Outplacement Services
Jeffrey L. Powell	$5,897,800	$7,842,513	$64,370	$20,000
Michael J. McKenney	$2,346,200	$2,382,915	$78,793	$20,000
Stacy D. Krause	$1,694,093	$1,518,439	$78,108	$20,000
Michael C. Colwell	$1,714,800	$961,744	$78,166	$20,000
Fredrik H. Westerhout	$2,521,984	$882,416	$—	$—
(1)Represents the lump sum severance payment payable to the executive under his or her respective Executive Retention Agreement, other than for Mr. Westerhout, who is entitled to receive payment under the Employment Agreement if such payment would be larger than the payment he would receive under his Executive Retention Agreement. All amounts for Mr. Westerhout, who works and resides in The Netherlands, were calculated based on a conversion rate equal to the daily average of the Euro to U.S. Dollar in 2023, which was 1.0821.
(2)Represents equity incentives in the form of RSUs that would vest assuming a change in control event and employment termination on December 30, 2023, the last day of our 2023 fiscal year, and that are valued using $280.31 per share, the closing price of our common stock on December 29, 2023, the last trading day before the end of our 2023 fiscal year. These amounts do not include awards granted after December 30, 2023.
(3)Represents the estimated benefits which would continue to be provided for the period covered by the executive retention agreement, based on the 2023 amount reported for “All Other Compensation” in the Summary Compensation Table, other than for Mr. Westerhout. This amount includes (a) employer contributions under our 401(k) savings plan made on behalf of the named executive officer, and (b) employer payments to cover premiums for life insurance policies for the benefit of the named executive officer. In addition, this amount also includes the aggregate amount of premiums we currently pay on behalf of the named executive officer for health and welfare benefits, which would continue to be provided for the period covered by the executive retention agreement. We paid the following in premiums in 2023 for each named executive officer: Mr. Powell - $12,805; Mr. McKenney - $20,017; Ms. Krause - $20,017; Mr. Colwell - $20,017.

PAY VERSUS PERFORMANCE
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (PEO) and our other named executive officers (Other NEOs) as presented in the Summary Compensation Table on page 34 (SCT Amounts) and from prior years, (ii) the “compensation actually paid” (CAP) to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules (CAP Amounts), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance. For discussion of how our Compensation Committee seeks to align pay with performance when making compensation decisions, please review "Compensation Discussion and Analysis" beginning on page 24.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (2)	Value of Initial Fixed $100 Investment Based on:		Net Income	Company-Selected Measure (4)
					Total Shareholder Return	Peer Group Total Shareholder Return (3)
2023	$6,031,798	$8,891,608	$1,630,226	$2,138,678	$273.34	$160.08	$116,806,000	$10.04
2022	$4,944,998	$3,320,545	$1,356,271	$1,103,554	$172.25	$126.10	$121,730,000	$9.24
2021	$5,934,170	$8,960,596	$1,725,405	$2,357,145	$222.26	$143.56	$84,881,000	$7.83
2020	$3,697,247	$4,853,286	$1,121,704	$1,370,894	$135.18	$116.03	$55,739,000	$5.00
(1)Our PEO was Jeffrey L. Powell for all years in the table. Our Other NEOs were Michael J. McKenney, Stacy D. Krause, Michael C. Colwell and Fredrik H. Westerhout for 2022 and 2023 and Michael J. McKenney, Eric T. Langevin, Stacy D. Krause and Peter J. Flynn for 2021 and 2020.
(2)The following table describes the adjustments, each of which is prescribed by SEC rule, to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. The change in the fair values of time-based RSUs across measurement dates is attributable to the change in stock prices. The change in the fair values of the performance-based RSUs is the product of the number of performance-based RSUs earned based on performance versus goal and stock price at the requisite measurement dates.
(3)The peer group is the Dow Jones US Industrial Machinery TSM.
(4)Adjusted Diluted EPS, a non-GAAP financial measure, is calculated as GAAP diluted earnings per share adjusted to exclude relocation costs, restructuring and impairment costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, discrete tax items, certain other income or expense, and certain gains or losses.

	SCT Amounts	Subtract amounts reported in the "Stock Awards" and "Option Awards" columns in the SCT for applicable FY	YE Value of Current Year Awards Outstanding as of YE	Change in Value as of YE for Prior Year Awards Outstanding as of YE	Change in Value as of Vesting Date for Prior Year Awards that Vested During the Year	Total Adjustments	Cap Amounts
CEO
2023	$6,031,798	$(3,277,818)	$4,263,771	$1,310,977	$562,879	$2,859,809	$8,891,608
2022	$4,944,998	$(2,031,868)	$1,845,736	$(951,717)	$(486,604)	$(1,624,453)	$3,320,545
2021	$5,934,170	$(3,070,380)	$4,038,932	$1,584,393	$473,481	$3,026,426	$8,960,596
2020	$3,697,247	$(1,687,702)	$2,675,749	$446,326	$(278,334)	$1,156,038	$4,853,286
Average Other NEOs*
2023	$1,630,226	$(615,439)	$800,223	$232,907	$90,762	$508,452	$2,138,678
2022	$1,356,271	$(412,289)	$374,463	$(141,671)	$(73,220)	$(252,718)	$1,103,554
2021	$1,725,405	$(746,662)	$903,078	$355,520	$119,804	$631,740	$2,357,145
2020	$1,121,704	$(377,421)	$598,330	$114,762	$(86,481)	$249,190	$1,370,894
* Amounts presented are averages for the entire group of Other NEOs in each respective year.
The following table lists the three financial performance measures that, in our assessment, represent the most important performance measures we use to link the CAP Amounts for our named executive officers for 2023 (our most recently completed fiscal year), to company performance. Of these measures, we have identified Adjusted Diluted EPS (Company Selected Measure) as the most important of our financial performance measures (that is not already required to be disclosed in the pay versus performance table above) used to link CAP Amounts for our executives for 2023 to company performance.

Adjusted Diluted EPS
Adjusted Average Return on Shareholders' Equity
Adjusted EBITDA
The following charts show graphically the relationships over the past three years of the CAP Amounts for our PEO and Other NEOs as compared to our cumulative total shareholder return (TSR), Peer Group TSR, net income and Adjusted Diluted EPS, as well as the relationship between TSR and Peer Group TSR:

Compensation actually paid versus TSR 2020 - 2023
Indexed Total Shareholder Return
$300
$250
$200
$150
$100
$50
$0
Compensation Actually Paid ($mm)
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
2020
2021
2022
2023
CAP - PEO
CAP - Avg. NEOs
Co. TSR
Peer TSR

Compensation actually paid versus Adjusted Diluted EPS
2020 - 2023
$12
$10
$8
$6
$4
$2
$0
Adjusted Diluted EPS
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
Compensation Actually Paid ($mm)
2020
2021
2022
2023
CAP - PEO
CAP - Avg. NEOs
Adjusted Diluted EPS

Compensation actually paid versus Net Income 2020 - 2023
Annual Net Income ($mm)
$140
$120
$100
$80
$60
$40
$20
$0
Compensation Actually Paid ($mm)
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
2020
2021
2022
2023
CAP - PEO
CAP - Avg. NEOs
Net Income

Our CAP has largely followed the trend of our TSR and Adjusted Diluted EPS over the past four years. Net income is not directly used by our compensation committee in determining our executive compensation, however net income is the most directly comparable GAAP financial measure used in our calculation of Non-GAAP Adjusted EBITDA. Net Income decreased 4% from 2022 due to a $15.1 million after tax gain on the sale of one of our manufacturing facilities in China in 2022 (China Transaction). The gain on sale from the China Transaction is excluded from Adjusted EBITDA and, therefore, was not considered by our compensation committee when determining performance-based compensation for our executives. We are pleased with the strong correlation between compensation paid to our executives and our stock price for each of the fiscal years shown. For each of the fiscal years shown, we believe the CAP Amounts for our PEOs and Other NEOs were consistent with the changes in our TSR, peer group TSR and the Company Selected Measures, reflecting the pay-for-performance approach applied by our compensation committee.

DIRECTOR COMPENSATION
The compensation of our directors who are not employees is reviewed annually by our compensation committee based on recommendations of our compensation committee consultant. Our compensation committee’s philosophy has been generally to target cash compensation of non-employee directors at approximately the 25th percentile of the comparative data from the peer group of companies we benchmark against for executive compensation purposes and to target annual equity compensation at approximately the 75th percentile of our peer group. At our 2017 annual meeting, in connection with the last approval of our Current Plan, our stockholders approved a cap on total annual non-employee director compensation of $750,000 (based on the grant date fair value of equity awards for financial reporting purposes and cash payable to any non-employee director in any fiscal year).
Our directors who are not employees were paid the following cash compensation for serving on our board of directors in 2023:
•An annual retainer of $70,000.
•An additional annual retainer for the non-employee chairman of the board of $65,000.
•An additional annual retainer for chairs of the following committees: audit committee - $15,000; compensation committee - $12,500; nominating and corporate governance committee - $10,000; risk oversight and sustainability committee - $10,000.
•Reimbursement of out-of-pocket expenses incurred in attending or participating in meetings of our board of directors or its committees.
We do not provide any meeting fees to our directors for their board service. All retainers are paid in equal monthly installments. We do not pay any director compensation to our directors who are also employees, such as Mr. Powell, who is our president and chief executive officer.
Our compensation committee has approved a compensation framework for determining the annual equity component of non-employee director compensation. Under this framework, we continue to target director cash compensation at approximately our peer group’s 25th percentile and director equity compensation at approximately our peer group’s 75th percentile. However, with respect to equity compensation, our compensation committee considers adjusting the value of the award based on the 75th percentile by considering our performance, including our financial performance and TSR, in the last fiscal year. Our compensation committee believes that this framework ensures that our director compensation program is never significantly out of line with market practice but will allow our performance to be factored into the calculation.

In the first quarter of 2023, our compensation committee conducted its review and recommended that the annual equity awards to our non-employee directors remain the same at such number of RSUs determined by dividing $170,000 by the grant date fair value per share of our common stock based on the closing price on the day of grant, which would be the date of our 2023 annual meeting, calculated in accordance with ASC Topic 718, subject to stockholder approval. Our compensation committee determined the appropriate size of the annual equity award for non-employee directors to recommend by referring to the benchmarking study prepared by its compensation consultant, Willis Towers Watson, in 2022; measuring the compensation of our directors against our compensation peer group, and the GICS 20/Russell 3000 (excluding the S&P 500) index used by ISS to review director compensation; and by considering other factors, including our operational and financial performance, our one- and three-year TSR, and the value of a potential award. In 2022, the company’s financial performance was below the median for its peer compensation group. While our one-year TSR was negative, due in large part to stock market volatility caused by macroeconomic conditions, our three-year TSR remained strong; our one-year TSR was -23% and our three-year TSR was 19%. The RSU awards were approved by the stockholders at our 2023 annual meeting, with approximately 91% of shares voted to approve the awards. These RSUs vested as follows: 50% on June 1, 2023 and 25% at the end of each of the third and fourth fiscal quarters of 2023.
In the first quarter of 2024, our compensation committee conducted its review and recommended that the annual equity awards to our non-employee directors remain the same at such number of RSUs determined by dividing $170,000 by the grant date fair value per share of our common stock based on the closing price on the day of grant, which would be the date of our 2024 annual meeting, calculated in accordance with ASC Topic 718, subject to stockholder approval. Our compensation committee determined the appropriate size of the annual equity award for non-employee directors to recommend by referring to the benchmarking study prepared by its compensation consultant, Willis Towers Watson, in 2023; measuring the compensation of our directors against our compensation peer group, and the GICS 20/Russell 3000 (excluding the S&P 500) index used by ISS to review director compensation; and by considering other factors, including our operational and financial performance, our one- and three-year TSR, and the value of a potential award. In 2023, the company’s financial performance was above the median for its peer compensation group. Our one-year TSR was 58% and our three-year TSR was 26%. Our board of directors granted these awards subject to stockholder approval as described in Proposal 4 in this proxy statement. If the awards are approved by the stockholders, the RSUs will vest as follows: 50% on June 1, 2024 and 25% at the end of each of the third and fourth fiscal quarters of 2024.
All awards to directors are made under our stockholder-approved equity incentive plan. The vesting of all awards accelerates in the event of a change in control of our company. Any awards, to the extent not previously vested, are forfeited if the individual is no longer a member of the board of directors on the vesting dates.
Under our stock ownership guidelines as amended in March 2022, our non-employee directors are required to hold shares of our stock equivalent in value to five times their annual cash retainer. For purposes of calculating stock ownership, we include shares beneficially held by each director and unvested RSUs. Compliance with the guidelines is measured annually following the close of the fiscal year, and each director has five years from the later of the adoption of our stock ownership guidelines or their appointment as a director to attain compliance. As of March 1, 2024, all of our directors were in compliance with our stock ownership guidelines. Our stock ownership guidelines for executive officers are described in “Compensation Discussion and Analysis—Stock Ownership Guidelines.”
Director Compensation for Fiscal 2023
The following table provides compensation information for our non-employee directors in fiscal 2023. Our directors do not receive any non-equity incentive plan compensation, hold deferred compensation cash balances, receive pension benefits or perquisites or other personal benefits for service on our board of directors. Mr. Powell is our president and chief executive officer and does not receive any compensation for his service as a director. See "Executive Compensation-2023 Summary Compensation Table" for information about the compensation we paid Mr. Powell in 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
John M. Albertine	$82,500	$169,859	$252,359
Thomas C. Leonard	$85,000	$169,859	$254,859
Rebecca Martinez O'Mara	$80,000	$169,859	$249,859
Jonathan W. Painter	$135,000	$169,859	$304,859
Erin L. Russell	$80,000	$169,859	$249,859
(1)The amounts reported in this column are for annual board and chair retainers earned in 2023.

(2)Represents the grant date fair value of the 868 RSUs granted to each of our non-employee directors in 2023, which was $195.69 per share, computed in accordance with ASC Topic 718.
AUDIT COMMITTEE REPORT
The role of the audit committee is to assist the board of directors in its oversight of our company’s financial reporting process, as stated in the charter of the committee, which is available on our website at www.kadant.com. The audit committee provided the following report.
Management is responsible for the preparation, presentation and integrity of our company’s financial statements, its accounting and financial reporting principles, and its internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Our company’s independent registered public accounting firm is responsible for auditing our company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The audit committee is responsible for providing independent, objective oversight of these functions.
In the performance of our oversight function, we have reviewed and discussed the audited financial statements of our company for the fiscal year ended December 30, 2023, with management and our independent registered public accounting firm, KPMG LLP. We also discussed with KPMG LLP the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. We have received from KPMG LLP the correspondence and other written disclosures required by applicable requirements of the PCAOB standards regarding the independent registered public accounting firms' communication with the audit committee concerning independence, and have discussed with KPMG LLP their independence from our company. We have also considered whether the provision of other non-audit services by KPMG LLP is compatible with maintaining their independence.
Based on our review of the materials and discussions with management and the independent registered public accounting firm described in this report, we recommended to the board of directors that the audited financial statements be included in our company’s annual report on Form 10-K for the year ended December 30, 2023 for filing with the SEC.
By the audit committee of the board of directors,

Thomas C. Leonard (chairman)
John M. Albertine
Erin L. Russell

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Fees
The following table summarizes the aggregate fees (including out-of-pocket expenses) billed for professional services rendered by KPMG LLP (KPMG) for fiscal 2023 and 2022. All such services were approved by our audit committee in accordance with its pre-approval policy and procedures as described below in the section captioned “Pre-approval Policy and Procedures.”

Fee Category	Fiscal 2023	Fiscal 2022
Audit Fees (1)	$3,917,006	$3,740,288
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees	1,780	—
Total Fees	$3,918,786	$3,740,288
(1)Audit fees consist of fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements and of our internal control over financial reporting, the review of interim consolidated financial statements included in our quarterly reports on Form 10-Q, and other professional services provided by KPMG in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees for assurance and related services rendered by KPMG that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under “Audit Fees.”
(3)Tax fees consist of fees for professional services rendered by KPMG for tax compliance, tax advice and tax planning services. Tax compliance services relate to the preparation of original and amended tax returns, claims for refunds and tax payment-planning services. Tax advice and tax planning services relate primarily to assistance with tax audits and appeals, due diligence, and domestic and international tax planning.
(4)All other fees consist of fees related to an annual subscription for KPMG's accounting research software.
Pre-Approval Policy and Procedures
The audit committee of our board of directors has adopted a policy requiring that all audit and non-audit services to be performed by our company’s independent registered public accounting firm be approved in advance by the committee. Generally, the services must be approved in advance by the audit committee at a meeting, at which the services to be provided are described, any non-audit services to be performed are confirmed to be permissible non-audit services, and a maximum amount for the services are provided. The monetary limit may not be exceeded without obtaining further pre-approval under this policy.
The audit committee may pre-approve specified types of services that are expected to be provided to our company by our independent registered public accounting firm during the next 12 months. A condition to such pre-approval is that the service be described in sufficient detail and be subject to a maximum dollar amount. An example of such services would be the quarterly review of our interim financial statements.
The audit committee has delegated to the chair of the committee the authority to pre-approve any audit or permitted non-audit services to be provided by the independent registered public accounting firm, provided that the service is described in sufficient detail and is subject to a maximum dollar amount. The approval of such services must be reported to the entire committee at its next regular meeting.

OTHER ACTION
We are not aware at this time of any other matters that will be presented for action at the 2024 annual meeting of stockholders. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of the proxy holders.
STOCKHOLDER PROPOSALS
Stockholder proposals intended to be included in the proxy statement and form of proxy relating to our 2025 annual meeting of stockholders and to be presented at that meeting must be received by us for inclusion in the proxy statement and form of proxy no later than November 27, 2024. In addition, our bylaws contain an advance notice provision that requires stockholders who desire to bring proposals before an annual meeting (which proposals are not to be included in our proxy statement and are submitted outside the processes of Rule 14a-8 of the Exchange Act) or to nominate a director candidate for consideration to comply with the advance notice provision. The advance notice provision requires that stockholders give timely written notice of their proposal to our corporate secretary. To be timely, notices must be delivered to our corporate secretary at our principal executive office not less than 60 nor more than 90 days before the first anniversary of the prior year’s annual meeting of stockholders. Accordingly, a stockholder who intends to present a proposal at the 2025 annual meeting of stockholders must provide written notice of the proposal to our corporate secretary after February 14, 2025 and before March 16, 2025. Proposals received at any other time will not be voted on at the meeting. Stockholders who wish to nominate director candidates for the stockholders to consider must include in the notice the additional information specified in our bylaws including, among other things, the candidate’s name, biographical data and qualifications. If a stockholder makes a timely notification, the proxies that we solicit for the meeting may still exercise discretionary voting authority on the proposal, consistent with the proxy rules of the SEC.
In addition to satisfying the advance notice provisions in our By-Laws relating to nominations of director candidates, including the earlier notice deadlines set out above, to comply with the SEC's universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the company's nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than March 16, 2025. If the date of the 2025 annual meeting changes by more than 30 calendar days from the date of the 2024 annual meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following public announcement by the company of the date of the 2025 annual meeting.
SOLICITATION STATEMENT
The cost of this solicitation of proxies will be borne by us. Solicitation will be made primarily by mail, but our regular employees may solicit proxies personally or by telephone, electronic or facsimile transmission. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of shares registered in their names, and we will reimburse such parties for their reasonable charges and expenses.
Westford, Massachusetts
____ __, 2024

ANNEX A
PROPOSED AMENDMENT TO AMENDED & RESTATED 2006 EQUITY INCENTIVE PLAN

Kadant Inc.
AMENDMENT TO AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
WHEREAS, Kadant Inc. (the “Company”) maintains the Amended and Restated 2006 Equity Incentive Plan (as amended and restated effective as of May 20, 2014) (the “Plan”);
WHEREAS, the Plan provides that no awards may be made under the Plan after May 20, 2024; and
WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to amend the Plan to extend the term of the Plan by ten years from the date of the Company’s 2024 annual meeting of stockholders;
NOW, THEREFORE, in consideration of the premises, covenants and agreements hereinafter set forth, the Plan is amended as follows:
1.    The last sentence of Section 3 of the Plan is amended and restated to read as follows:
No Awards may be made under the Plan after May 15, 2034.
2.    All other terms of the Plan shall remain unchanged.

KADANT INC.
AMENDED AND RESTATED
2006 EQUITY INCENTIVE PLAN
(As amended and restated effective as of May 17, 2017)
1. Purpose
The purpose of this 2006 Equity Incentive Plan (the “Plan”) of Kadant Inc. (the “Company”) is to advance the interests of the Company and its stockholders by enhancing the Company’s ability to attract, retain and motivate persons (such as employees, officers and directors of, and consultants to, the Company and its subsidiaries) who are expected to make significant contributions to the future growth and success of the Company and its subsidiaries. The Plan is intended to accomplish these goals by enabling the Company to offer such persons equity ownership opportunities or performance-based stock incentives in the Company, or any combination thereof (“Awards”), that are intended to align their interests with those of the Company’s stockholders and to encourage them to continue in the service of the Company and to pursue the long-term growth, profitability and financial success of the Company.
2. Administration
The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have full power to interpret and administer the Plan, including full authority to:
a.prescribe, amend and rescind rules and regulations relating to the Plan and Awards,
b.select the persons to whom Awards will be granted (“Participants”),
c.determine the type and amount of Awards to be granted to Participants (including any combination of Awards),
d.determine the terms and conditions of Awards granted under the Plan (including terms and conditions relating to events of merger, consolidation, dissolution and liquidation, change in control, vesting, forfeiture, restrictions, dividends and interest, if any, on deferred amounts),
e.waive compliance by a Participant with any obligation to be performed by him or her under an Award,
f.waive any term or condition of an Award, cancel an existing Award in whole or in part with the consent of a Participant,
g.grant replacement Awards,
h.accelerate the vesting or lapse of any restrictions of any Award,
i.correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award, and
j.adopt the form of instruments evidencing Awards under the Plan and change such forms from time to time.
Any interpretation by the Board of the terms and provisions of the Plan or any Award thereunder and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive on all parties and any person claiming under or through any party. No director shall be liable for any action or determination made in good faith.
The Board may, to the full extent permitted by law, delegate any or all of its responsibilities under the Plan to a committee (the “Committee”) appointed by the Board and consisting of independent members of the Board. All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
3. Effective Date
The Plan was adopted by the Board on March 7, 2006 and approved by the Company’s stockholders on May 25, 2006. No Awards may be under the Plan after May 20, 2024.
4. Shares Available for Awards
4.1 Authorized Number of Shares
Subject to adjustment as provided in Section 9.6, the total number of shares of common stock of the Company, par value $.01 per share (the “Common Stock”), reserved and available for distribution under the Plan shall be 1,755,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.2 Share Counting
The following rules shall apply in determining the number of shares of Common Stock remaining available for issuance under the Plan:
a.shares of Common Stock covered by Awards of stock appreciation rights shall be counted against the number of shares available for the grant of Awards under the Plan; provided that Awards of stock appreciation rights that may be settled in cash only shall not be so counted;
b.if any Award of shares of Common Stock expires or terminates without having been exercised in full, is forfeited or is otherwise terminated, surrendered or cancelled in whole or in part (including as a result of shares of Common Stock subject to such Award being repurchased by the Company pursuant to the terms of any Award, the unused shares of Common Stock covered by such Award shall be available again for the future grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any applicable limitations under the Internal Revenue Code of 1986, as amended (the “Code”);
c.if any Award results in Common Stock not being issued (including as a result of an stock appreciation right that could be settled either in cash or in stock and was actually settled in cash), the unused shares of Common Stock covered by such Award shall be available again for the future grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code;
d.Shares of Common Stock tendered to the Company by a Participant to purchase shares of Common Stock upon the exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation), the number of shares tendered shall be added to the number of shares of Common Stock available for the future grant of Awards under the Plan; and
e.Any shares of Common Stock underlying Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any of its subsidiaries or affiliates or with which the Company or any of its subsidiaries or affiliates combines, shall not, unless required by law or regulation, count against the number of shares of Common Stock available for the future grant of Awards under the Plan.
4.3 Participant Limitation
Subject to adjustment as provided in Section 9.6, the maximum number of shares of Common Stock permitted to be granted under any Award or combination of Awards to a single Participant during any one calendar year shall be 500,000 shares of Common Stock.
4.4 Non-employee Director Limitation
The maximum aggregate value of Awards granted under the Plan (based on their grant date fair value for financial reporting purposes) and cash payable to any individual non-employee director in any fiscal year shall be $750,000.
5. Eligibility
All of the employees, officers and directors of, and consultants to, the Company and its subsidiaries, or other persons are eligible to receive Awards under the Plan. The Board, or other appropriate committee or person to the extent permitted pursuant to the last two sentences of Section 2, shall from time to time select from among such eligible persons those who will receive Awards under the Plan.
6. Types of Awards
The Board may offer Awards under the Plan in any form of equity-based interest, equity-based incentive or performance-based stock incentive in Common Stock of the Company or any combination thereof. The type, terms and conditions and restrictions of an Award shall be determined by the Board at the time such Award is made to a Participant. An Award shall be made at the time specified by the Board, shall be subject to such conditions or restrictions as may be imposed by the Board and shall conform to the general rules applicable under the Plan as well as any special rules then applicable under federal tax laws or regulations or the federal securities laws relating to the type of Award granted. In addition, Awards granted under the Plan shall comply with the minimum vesting requirements applicable to the form of Award. Awards in the form of stock options and stock appreciation rights shall vest at a minimum of 12 months from the date of grant, provided that the Board may grant up to a maximum of 100,000 shares of Common Stock with a shorter vesting term.
Without limiting the foregoing, Awards may take the following forms and shall be subject to the following rules and conditions:
6.1 Options

An option is an Award that entitles the holder on exercise thereof to purchase Common Stock at a specified exercise price. Options granted under the Plan may be either incentive stock options (“incentive stock options”) that meet the requirements of Section 422 of the Code, or options that are not intended to meet the requirements of Section 422 of the Code (“nonstatutory options”).
6.1.1 Option Price. The price at which Common Stock may be purchased upon exercise of an option shall be determined by the Board, provided however, the exercise price shall not be less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board as of the date of grant.
6.1.2 Option Grants. The granting of an option shall take place at the time specified by the Board. Options shall be evidenced by written option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including but not limited to vesting and forfeiture provisions, acceleration, change in control, protection in the event of merger, consolidations, dissolutions and liquidations) as the Board shall deem advisable. Option agreements shall expressly state whether an option grant is intended to qualify as an incentive stock option or nonstatutory option.

6.1.3 Option Period. An option will become exercisable at such time or times (which may be immediately or in such installments as the Board shall determine) and on such terms and conditions as the Board shall specify. The option agreements shall specify the terms and conditions applicable in the event of an option holder’s termination of employment during the option’s term. No option may be granted for a term in excess of 10 years.
Any exercise of an option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any additional documents required by the Board and (2) payment in full in accordance with Section 6.1.4 for the number of shares for which the option is exercised.
6.1.4 Payment of Exercise Price. Stock purchased on exercise of an option shall be paid for as follows: (1) in cash or by check (subject to such guidelines as the Company may establish for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing the option (or in the case of a nonstatutory option, by the Board at or after grant of the option), (i) through the delivery of shares of Common Stock that have been outstanding for at least six months (or such other minimum length of time the Board expressly approves) and that have a fair market value (determined in accordance with procedures prescribed by the Board) equal to the exercise price, (ii) by delivery of a promissory note of the option holder to the Company, payable on such terms as are specified by the Board, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, (iv) by any combination of the foregoing permissible forms of payment or (v) such other lawful consideration as the Board may determine.
6.1.5 Limitation on Repricing. Unless approved by the Company’s stockholders, (i) no outstanding option granted under the Plan may be amended to provide an exercise price per share that is lower than the current exercise price per share of such outstanding option (other than adjustments pursuant to Section 9.6) and (ii) no outstanding option granted under the Plan may be cancelled, exchanged, bought out, replaced or surrendered in exchange for cash, other Awards, or options with an exercise price that is less than the current exercise price per share of such outstanding option (other than adjustments pursuant to Section 9.6).
6.1.6 Special Rules for Incentive Stock Options. Each provision of the Plan and each option agreement evidencing an incentive stock option shall be construed so that each incentive stock option shall be an incentive stock option as defined in Section 422 of the Code or any statutory provision that may replace such Section, and any provisions thereof that cannot be so construed shall be disregarded. Instruments evidencing incentive stock options shall contain such provisions as are required under applicable provisions of the Code. Incentive stock options may be granted only to employees of the Company and its subsidiaries.
6.2 Stock Appreciation Rights
A stock appreciation right (“SAR”) is an Award entitling the recipient, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (in such form to be determined by the Board) determined in whole or in part by reference to appreciation after the date of grant in the fair market value of a share of Common Stock. The terms of SARs shall be determined by the Board in its discretion. SARs may be granted in tandem with, or separately from, Options granted under the Plan. No SAR may be granted for a term in excess of 10 years.
6.2.1 Tandem Awards. Participants may be granted a tandem SAR, consisting of SARs granted with an underlying option, exercisable upon such terms and conditions as the Board shall establish, provided that the tandem SAR will have the same exercise price and maximum term of the underlying option. Tandem SARs shall provide that the Participant may elect between the exercise of the underlying option for shares of Common Stock or the surrender of the option in exchange for a distribution from the Company in an amount equal to the excess of (a) the fair market value (on the option surrender date) of the number of shares in which the Participant is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such vested shares. No option surrender shall be effective unless it is approved by the Board, either at the time of the actual option surrender or at any earlier time. If the option surrender is approved, then the distribution to the Participant may be made in shares valued at fair market value (on the option surrender date), in cash, or party in shares and partly in cash, as the Board shall deem appropriate. If the surrender of an option is not approved by the Board, then the Participant shall retain whatever rights he or she had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights in accordance with the terms of the option Award.
6.2.2 Stand-alone SARs. Participants may be granted a SAR not expressly granted in tandem with an option. The stand-alone SAR shall cover a specified number of shares of Common Stock and will become exercisable at such time or times and on such conditions as the Board may specify in the SAR Award. Upon exercise of a stand-alone SAR, a Participant shall be entitled to receive a distribution from the Company in an amount equal to the excess of (a) the fair market value (on the exercise date) of the number of shares underlying the exercised right over (b) the aggregate base price in effect for those shares. The number of shares underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Board at the time the stand-alone SAR is granted, provided however, that the base price per share may not be less than the fair market value per underlying share on the date of grant. The distribution to the Participant with respect to an exercised stand-alone SAR may be made in shares valued at fair market value on the exercise date, in cash, or party in shares and partly in cash, as the Board shall deem appropriate.
6.2.3 Limitation on Repricing. Unless approved by the Company’s stockholders, (i) no outstanding SAR granted under the Plan may be amended to decrease the exercise price or base price applicable to such SAR (other than adjustments pursuant to Section 9.6) and (ii) no outstanding SAR granted under the Plan may be cancelled, exchanged, bought-out, replaced or surrendered in exchange for cash, other Awards, or SARs with an exercise price or base price that is less than the current exercise price or base price per share applicable to such SAR (other than adjustments pursuant to Section 9.6).
6.3 Restricted Stock and Restricted Stock Units
An Award of restricted stock entitles the recipient thereof to acquire shares of Common Stock upon payment of the purchase price, if any, subject to restrictions specified in the instrument evidencing the Award. A restricted stock unit is an Award of a contractual right to receive, at a future date, shares or an amount based on the fair market value of a share of Common Stock, subject to restrictions specified in the instrument evidencing the Award.
6.3.1 Restricted Stock Awards. Awards of restricted stock and restricted stock units shall be evidenced by written agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including restriction and forfeiture provisions, restrictions based upon the achievement of specific performance goals, change in control, protection in the event of mergers, consolidations, dissolutions and liquidations) as the Board shall deem advisable. Restricted stock units awarded to a Participant may be settled in shares valued at fair market value on the settlement date, in cash, or partly in shares or partly in cash, as the Board shall deem appropriate.
6.3.2 Restrictions. Until the restrictions specified in a restricted stock agreement shall lapse, restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and upon certain conditions specified in the restricted stock agreement, must be resold to the Company for the price, if any, specified in such agreement. The restrictions shall lapse at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which the restrictions on all or any part of the shares shall lapse.
6.3.3 Vesting. Awards of restricted stock or restricted stock units that vest based on the passage of time alone shall vest ratably not less than each of the first three anniversaries of the date of grant (1/3 on the first anniversary, an additional 1/3 on the second anniversary and 100% on the third anniversary). This vesting provision shall not apply to Awards that vest based on performance goals determined by the Board (including performance-based compensation Awards under Section 6.4). In addition, the Board may grant up to a maximum of 250,000 shares of Common Stock with vesting provisions that vary from the first sentence of this Section 6.3.3.
6.3.4 Rights as a Stockholder. A Participant holding an unvested Award of restricted stock units, including those subject to performance goals, shall have no ownership interest in the shares of Common Stock to which the restricted stock units relate until the shares have vested, payment with respect to such restricted stock units is actually made in shares of Common Stock and the underlying shares have been issued. A Participant who acquires shares upon vesting of restricted stock will have all of the rights of a Stockholder with respect to such shares including the right to receive dividends and to vote such shares. Dividends and other property payable to a Participant shall be distributed only if and when the restrictions imposed on the applicable restricted stock lapse. Unless the Board otherwise determines, certificates evidencing shares of restricted stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

6.3.5 Purchase Price. The purchase price of shares of restricted stock shall be determined by the Board, in its sole discretion.
6.3.6 Other Awards Settled With Restricted Stock. The Board may provide that any or all of the Common Stock delivered pursuant to an Award will be restricted stock.
6.4 Performance-Based Compensation
6.4.1 Performance Awards. A performance Award entitles the recipient to receive, without payment, an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), following the attainment of performance goals. Performance goals may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Board to be important to the success of the Company. The Board will determine the performance goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

6.4.2 Section 162(m) Performance-Based Awards. The Board may delegate the administration and grant of Awards to a Committee approved by the Board, the members of which all are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”), for the purpose of granting Awards that satisfy all the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code (“Performance-based Compensation”). If the Section 162(m) Committee determines, at the time a restricted stock Award or other stock-based Award is granted to a Participant, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “Covered Employee” (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 6.4.2 is applicable to such Award. The Section 162(m) Committee may be the same as the Compensation Committee, if the members of the Compensation Committee meet the criteria for the Section 162(m) Committee.
6.4.2.1 Performance Measures. Awards subject to this Section shall provide that the lapsing of restriction and the distribution of cash or shares pursuant to the Award, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on attainment of specified levels of one or any combination of the following, which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated, (collectively “Performance Measures”): (a) earnings per share, (b) return on average equity or average assets in relation to a peer group of companies designated by the Section 162(m) Committee, (c) earnings, (d) earnings growth, (e) earnings per share growth, (f) earnings before interest, taxes and amortization (“EBITA”), (g) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (h) operating income, (i) operating margins, (j) division income, (k) revenues, (l) expenses, (m) stock price, (n) market share, (o) return on sales, assets, equity or investment, (p) achievement of balance sheet or income statement objectives, (q) net cash provided from continuing operations, (r) stock price appreciation, (s) total shareholder return, (t) strategic initiatives, (u) cost control, (v) net operating profit after tax, (w) pre-tax or after-tax income, (x) cash flow, (y) net income, and (z) financial ratios contained in the Company’s debt instruments. To the extent not inconsistent under Section 162(m), the measurement of Performance Measures may exclude or be adjusted to reflect any one or more of (i) extraordinary items or other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) cumulative effects of changes in accounting principles, (v) the writedown of any asset and (vi) charges for restructuring and rationalization programs. The Performance Measures may be particular to a Participant, or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee. Performance Measures will be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).
6.4.2.2 Adjustment of Performance Measures. With respect to Awards that are intended to be subject to this Section 6.4.2, the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.
6.4.2.3 Committee Discretion. Nothing in this Section 6.4.2 is intended to limit the Board’s discretion to adopt conditions or goals that relate to performance with respect to any Award that is not intended to qualify as Performance-based Compensation. In addition, the Board may, subject to the terms of the Plan, amend previously granted Award in a way that disqualifies them as Performance-based Compensation.
6.4.2.4 Change in Law. In the event that the requirements of Section 162(m) and the regulations thereunder change to permit the Section 162(m) Committee discretion to alter the Performance Measures without obtaining stockholder approval of such changes, the Section 162(m) Committee shall have sole discretion to make such changes without obtaining stockholder approval.

6.5 Other Stock-Based Awards
The Board may grant equity-based or equity-related Awards not otherwise described herein in such amounts and subject to such terms and conditions as the Board may determine. By way of illustration and not limitation, such other stock-based Awards may (i) involve the transfer of actual shares of Common Stock, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock; (ii) be subject to performance-based or service-based conditions; (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares or other form of stock-based incentive; or (iv) be designed to comply with applicable laws of jurisdictions other than the United States.
6.6 Deferred Payments or Delivery of Shares; Limitation on Options and SARs
The Board may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination, shall be deferred or may, in its sole discretion, approve deferral elections by Participants, on such conditions, as the Board may specify. The Board may at any time accelerate the time at which delivery of all or any part of shares of the Common Stock will take place. Notwithstanding the foregoing, deferral of option or SAR gains shall not be permitted under the Plan.

7. Purchase Price and Payment
Except as otherwise provided in the Plan, the purchase price of Common Stock to be acquired pursuant to an Award shall be the price determined by the Board, provided that such price shall not be less than the par value of the Common Stock. Except as otherwise provided in the Plan, the Board may determine the method of payment of the exercise price or purchase price of an Award granted under the Plan and the form of payment. The Board may determine that all or any part of the purchase price of Common Stock pursuant to an Award has been satisfied by past services rendered by the Participant. The Board may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.
8. Change in Control
8.1 Impact of Event
In the event of a “Change in Control” as defined in Section 8.2, as applicable, the following provisions shall apply, unless the agreement evidencing the Award otherwise provides (by specific explicit reference to Section 8.2 below). If a Change in Control occurs while any Awards are outstanding, then, effective upon the Change in Control, all outstanding Awards of a Participant shall be accelerated as follows: (i) each outstanding stock option, stock appreciation right or other stock-based Award granted under the Plan that was not previously exercisable and vested shall become immediately exercisable in full and vested, and will no longer be subject to a right of repurchase by the Company, and will remain exercisable throughout their entire term, (ii) each outstanding restricted stock award, restricted stock unit or other stock-based Award subject to restrictions and to the extent not fully vested, shall be deemed to be fully vested, free of restrictions and conditions and no longer subject to a right of repurchase by the Company, and (iii) the restrictions and other deferral limitations applicable to other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and exercisable to the full extent of the original grant.
8.2 Definition of “Change in Control”
“Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):
(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions of shares of Common Stock shall not constitute a Change in Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this definition; or
(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board as of March 8, 2006 or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or
(c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of the then‑outstanding shares of common stock and the combined voting power of the then‑outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then‑outstanding securities of such corporation entitled to vote generally in the election of directors; or
(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
9. General Provisions
9.1 Documentation of Awards
Awards will be evidenced by written instruments, which may differ among Participants, prescribed by the Board from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company or certificates, letters or similar instruments which need not be executed by the participant but acceptance of which will evidence agreement to the terms thereof. Such instruments shall conform to the requirements of the Plan and may contain such other provisions (including provisions relating to events of merger, consolidation, dissolution and liquidations, change in control and restrictions affecting either the agreement or the Common Stock issued thereunder), as the Board deems advisable.
9.2 Rights as a Stockholder
Except as specifically provided by the Plan or the instrument evidencing the Award, the receipt of an Award will not give a Participant rights as a Stockholder with respect to any shares covered by an Award until the date of issue of a stock certificate to the Participant for such shares.
9.3 Conditions on Delivery of Stock
The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.
If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.
9.4 Tax Withholding
The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

In the case of an Award pursuant to which Common Stock may be delivered, the Board will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Board may permit the Participant or such other person to elect at such time and in such manner as the Board provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirement.
9.5 Transferability of Awards
Except as may be authorized by the Board, in its sole discretion, no Award (other than an Award in the form of an outright transfer of cash or Common Stock not subject to any restrictions) may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by him or her (or in the event of incapacity, the person or persons properly appointed to act on his or her behalf). The Board may, in its discretion, permit or provide in an Award for the transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and /or an immediate family member if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended, and provided that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.
9.6 Adjustments in the Event of Certain Transactions
(a) In the event of a stock dividend, stock split or combination of shares, or other distribution with respect to holders of Common Stock other than normal cash dividends, the Board will make (i) appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above and the participant limit set forth in Section 4, and (ii) appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provisions of Awards affected by such change.
(b) In the event of any recapitalization, spinoff, merger or consolidation involving the Company, any transaction in which the Company becomes a subsidiary of another entity, any sale or other disposition of all or a substantial portion of the assets of the Company or any similar transaction, as determined by the Board, the Board in its discretion may make appropriate adjustments to outstanding Awards to avoid distortion in the operation of the Plan.
9.7 Employment Rights
Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment with the Company or any subsidiary or interfere in any way with the right of the Company or subsidiary to terminate any employment relationship at any time or to increase or decrease the compensation of such person. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the employee.
Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board at the time. For purposes of this Plan, transfer of employment between the Company and its subsidiaries shall not be deemed termination of employment.
9.8 Other Employee Benefits
The value of an Award granted to a Participant who is an employee, and the amount of any compensation deemed to be received by an employee as a result of any exercise or purchase of Common Stock pursuant to an Award or sale of shares received under the Plan, will not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, stock ownership, stock purchase, life insurance, medical, health, disability or salary continuation plan.
9.9 Legal Holidays
If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.
9.10 Foreign Nationals
Without amending the Plan, Awards may be granted to persons who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified in the Plan in order to meet the applicable laws and other legal or tax requirements of the countries in which such foreign nationals reside or work, as may, in the judgment of the Board, be necessary or desirable to further the purpose of the Plan.
9.11 Governing Law
The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.
9.12 Compliance with Section 409A of the Code
To the extent applicable to an Award, it is intended that this Plan and Awards made under the Plan comply with the provisions of Section 409A of the Code and applicable rules and regulations. The Plan and any Awards to which Section 409A is applicable will be administered in a manner consistent with this intent, and any provision that would cause this Plan or any Award made under the Plan to fail to satisfy Section 409A of the Code, to the extent applicable, shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of Participants to which Section 409A shall apply).

Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.
10. Termination and Amendment
The Plan shall remain in full force and effect until terminated by the Board. Subject to the last sentence of this Section 10, the Board may at any time or times amend the Plan or any outstanding Award for any purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards. Notwithstanding the foregoing, (i) no amendment that would require stockholder approval under the rules of the New York Stock Exchange may be made effective until stockholder approval has been obtained, (ii) no amendment limiting or removing the prohibition on repricing of options shall be effective unless stockholder approval is obtained, (iii) to the extent required by Section 162(m) of the Code, no amendment applicable to an Award that is intended to comply with Section 162(m) shall be effective unless stockholder approval is obtained as required under Section 162(m) and (iv) to the extent required under Section 422 of the Code, no amendment or modification to an incentive stock option shall be effective unless stockholder approval is obtained. No amendment of the Plan or any agreement evidencing Awards under the Plan may materially adversely affect the rights of any Participant under any Award previously granted without such Participant’s consent.
As amended and in effect 5/17/2017

Ann-59

ANNEX B
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Fiscal Year Ended
Adjusted Net Income and Adjusted Diluted EPS Reconciliation	December 30, 2023		December 31, 2022
	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS

Net Income and Diluted EPS Attributable to Kadant, as Reported	$116.1	$9.90	$120.9	$10.35
Adjustments, Net of Tax
Gain on Sale and Other Income (a)	(0.6)	(0.05)	(15.1)	(1.30)
Acquisition-Related Costs	1.2	0.10	0.9	0.08
Relocation Costs	0.6	0.05	—	—
Restructuring and Impairment Costs	0.5	0.04	1.3	0.11
Adjusted Net Income and Adjusted Diluted EPS (b,c)	$117.8	$10.04	$108.0	$9.24

	Fiscal Year Ended
Adjusted EBITDA Reconciliation (in millions)	December 30, 2023	December 31, 2022
Net Income Attributable to Kadant	$116.1	$120.9
Net Income Attributable to Noncontrolling Interest	0.7	0.8
Provision for Income Taxes	42.2	43.9
Interest Expense, Net	6.7	5.6
Other Expense, Net	0.1	0.1
Operating Income	165.8	171.3
Gain on Sale and Other Income	(0.9)	(20.2)
Acquisition Costs	1.4	0.7
Indemnification Asset Reversals	0.1	1.3
Relocation Costs	0.8	—
Restructuring and Impairment Costs	0.8	1.3
Acquired Backlog Amortization	—	0.7
Acquired Profit in Inventory Amortization	—	(0.2)
Adjusted Operating Income (b)	168.0	154.9
Depreciation and Amortization	33.3	34.2
Adjusted EBITDA (b)	$201.3	$189.1
Adjusted EBITDA margin (b,d)	21.0%	20.9%

	Fiscal Year Ended
Free Cash Flow Reconciliation (in millions)	December 30, 2023	December 31, 2022
Operating Cash Flow	$165.5	$102.6
Capital Expenditures (e)	(31.8)	(28.2)
Free Cash Flow (b)	$133.7	$74.4
(a)Includes a $20.2 million pre-tax gain on the sale of a building in 2022 related to the sale of a facility in China pursuant to a relocation plan.
(b)Represents a non-GAAP financial measure.
(c)Adjusted diluted EPS was calculated using the weighted average diluted shares as reported in each of the fiscal years presented.
(d)Calculated as adjusted EBITDA divided by revenue in each period.
(e)Includes $7.4 million in 2023 and $10.4 million in 2022 related to the construction of a new manufacturing facility in China.
Adjusted operating income, adjusted net income, adjusted diluted earnings per share (adjusted diluted EPS), adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA), adjusted EBITDA margin, and free cash flow are non-GAAP financial measures. Our non-GAAP financial measures exclude relocation costs, restructuring and impairment costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and other income or expense, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.
Ann-1

Non-GAAP financial measures are not meant to be considered superior to or a substitute for the results of operations or cash flows prepared in accordance with GAAP. In addition, the non-GAAP financial measures have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.
We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operations and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors.

PRELIMINARY COPY - Subject to Completion

ANNUAL MEETING OF STOCKHOLDERS OF
KADANT INC.
May 15, 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.
COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, proxy card and 2023 Annual Report are available at http://www.astproxyportal.com/ast/11818/
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED AND FOR PROPOSALS 2, 3, 4 AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR PROPOSALS 2, 3, 4, AND 5. IF OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THE PROXY WILL VOTE IN THEIR DISCRETION.	1.	Election of two directors to the class to be elected for a three-year term expiring in 2027.
		Nominee:	FOR	AGAINST	ABSTAIN
		Erin L. Russell	☐	☐	☐
			FOR	AGAINST	ABSTAIN
		Rebecca Martinez O'Mara	☐	☐	☐
Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.			FOR	AGAINST	ABSTAIN
	2.	To approve, by non-binding advisory vote, our executive compensation.	☐	☐	☐
PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.			FOR	AGAINST	ABSTAIN
	3.	To approve an amendment to our amended and restated 2006 equity incentive plan to extend the plan's term by 10 years.	☐	☐	☐
			FOR	AGAINST	ABSTAIN
	4.	To approve restricted stock unit grants to our non-employee directors.	☐	☐	☐
			FOR	AGAINST	ABSTAIN
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐	5.	To ratify the selection of KPMG LLP as our company’s independent registered public accounting firm for 2024.	☐	☐	☐
In their discretion on such other matters as may properly come before the Meeting or any adjournment thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PRELIMINARY COPY - Subject to Completion

KADANT INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 15, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jeffrey L. Powell, Michael J. McKenney and Stacy D. Krause, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Kadant Inc., a Delaware corporation (the “Company”), to be held on Wednesday, May 15, 2024 at 2:30 p.m. in person at the corporate office of Kadant Inc. at One Technology Park Drive, Westford, Massachusetts 01886 and online at https://agm.issuerdirect.com/kai, and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on March 18, 2024, with all of the powers the undersigned would possess if personally present at such meeting:

(Continued and to be signed on the reverse side.)

VIA ELECTRONIC TRANSMISSION

KADANT
Kadant Inc.
One Technology Park Drive
Westford, MA 01886 USA
tel: 978-776-2000
fax: 978-635-1593
www.kadant.com

March 14, 2024

Securities and Exchange Commission
450 Fifth Street, N.W
Judiciary Plaza
Washington, D.C. 20549

Re: Kadant Inc.
Commission File No. 001-11406
Preliminary Proxy Materials

Ladies and Gentlemen:

On behalf of Kadant Inc. (the “Company”), transmitted herewith for filing pursuant to Rule 14a-6(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are preliminary copies of the notice of annual meeting of stockholders, proxy statement and proxy relating to the Company’s 2024 annual meeting of stockholders to be held on May 15, 2024. The Company anticipates releasing its definitive proxy materials to stockholders on or about March 27, 2024.

Please call the undersigned at (978) 776-2013 if you have any questions regarding this matter.

Very truly yours,
/s/Stacy D. Krause
Stacy D. Krause
Senior Vice President, General Counsel and Secretary